UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐      Soliciting Material Pursuant to Section 240.14a-12

The Black & Decker Corporation

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Notice Of Annual Meeting Of Stockholders

The 2008 Annual Meeting of Stockholders of The Black & Decker Corporation will be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204, on April 17, 2008, at 9:00 A.M., Eastern Time, for the following purposes:

1.	To elect eleven directors to serve until the next annual meeting;

2.	To ratify the selection of Ernst & Young LLP as Black & Decker’s independent registered public accounting firm for 2008;

3.	To approve The Black & Decker 2008 Restricted Stock Plan;

4.	To approve an amendment to The Black & Decker Non-Employee Directors Stock Plan;

5.	To act on one stockholder proposal; and

6.	To conduct any other business properly brought before the meeting.

Stockholders of record at the close of business on February 21, 2008, will be entitled to vote at the meeting or any adjournments of the meeting.

Your vote is important to us.    We encourage you to vote as soon as possible by one of three convenient methods:

•	call the toll-free number listed on the proxy card, or

•	access the Internet site listed on the proxy card, or

•	sign, date, and return the proxy card in the envelope provided.

Your Board of Directors recommends a vote “for” each of the nominees included in the Proxy Statement, “for” proposals 3 and 4, and “against” the stockholder proposal. The Audit Committee, which has the sole authority to retain Black & Decker’s independent registered public accounting firm, recommends a vote “for” the ratification of the selection of Ernst & Young LLP.

By Order of the Board of Directors

Natalie A. Shields
Vice President and Corporate Secretary
March 11, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 17, 2008.

The Proxy Statement and Annual Report are available at http://www.bdk.com/2008annualmeeting

Proxy Statement

The Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card, and the Annual Report of The Black & Decker Corporation, including the Annual Report on Form 10-K that includes the Consolidated Financial Statements for the year ended December 31, 2007, are being sent beginning March 11, 2008, to stockholders of record at the close of business on February 21, 2008 (the “Record Date”). On the Record Date, there were 60,935,229 shares of common stock outstanding held by 11,405 stockholders of record. Each share of common stock entitles the holder to one vote.

The Board of Directors is soliciting proxies to be voted at the 2008 Annual Meeting of Stockholders to be held at the Sheraton Baltimore North Hotel, 903 Dulaney Valley Road, Towson, Maryland 21204, on April 17, 2008, at 9:00 A.M., Eastern Time. You may vote your shares by:

•	calling the toll-free number listed on the enclosed proxy card,

•	accessing the Internet site listed on the proxy card,

•	signing and dating the proxy card and returning it in the enclosed envelope, or

•	attending the meeting in person and voting by ballot at the meeting.

You may revoke your proxy, whether given by signing the enclosed proxy card or by using the telephone or Internet procedure, at any time before it is exercised by:

•	delivering written notice of revocation to Black & Decker’s Corporate Secretary,

•	delivering another proxy that is properly signed and has a later date,

•	voting by telephone or through the Internet on a later date, or

•	voting in person at the meeting.

Voting by mail using the enclosed proxy card, by telephone, or by accessing the Internet does not limit your right to attend the meeting and change your vote by ballot at the meeting.

The telephone and Internet voting procedures are described on the enclosed proxy card or were sent to you by e-mail if you chose to receive your materials relating to the annual meeting online. The telephone and Internet voting procedures are designed to verify stockholders’ identities, allow stockholders to give voting instructions, and confirm that their instructions have been properly recorded. Your telephone or Internet instructions will authorize the persons named as Proxies to vote your shares as you direct.

Upon request, Black & Decker will supply proxy materials to brokerage houses and other custodians, nominees, and fiduciaries for distribution to beneficial owners of Black & Decker shares and will reimburse them for their distribution expenses. Black & Decker has hired a proxy solicitation firm, D. F. King & Co., Inc., to assist in the solicitation of proxies and has agreed to pay D. F. King approximately $14,000 and to reimburse its expenses. The solicitation of proxies is being made by mail, and also may be made personally, electronically, or by telephone by Black & Decker employees and representatives of D. F. King.

In accordance with a notice sent to eligible beneficial owners of Black & Decker shares who share a single address, only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank, or nominee received contrary instructions from any beneficial stockholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If a beneficial owner at that address wishes to receive an Annual Report or Proxy Statement this year or in the future, he or she may contact the Corporate Secretary at Black & Decker’s principal executive office. Black & Decker’s principal executive office is at 701 East Joppa Road, Towson, Maryland 21286, and its telephone number is 410-716-3900.

VOTING SECURITIES

On the Record Date, to Black & Decker’s knowledge, no one other than the stockholders listed in the following table beneficially owned more than 5% of the outstanding shares of its common stock.

Name	Title of Class	Amount of Beneficial Ownership		Percent of Class
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	Common Stock	10,457,044 shares	(1)	17.2%

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	Common Stock	4,325,957 shares	(2)	7.1%

Ariel Capital Management, LLC 200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601	Common Stock	4,250,110 shares	(3)	7.0%

Bank of America Corporation 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255	Common Stock	4,143,682 shares	(4)	6.8%

(1)	Based on the Schedule 13G/A (Amendment No. 2) filed February 14, 2008, by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA, and AXA Financial, Inc. According to the Schedule 13G/A, AllianceBernstein L.P., a wholly owned subsidiary of AXA Financial, Inc., is deemed to have sole voting power with respect to 7,595,711 shares, shared voting power with respect to 1,096,316 shares, and sole dispositive power with respect to 10,453,997 shares in its capacity as an investment advisor.
(2)	Based on Schedule 13G filed February 14, 2008 by FMR LLC and Edward C. Johnson III. According to the Schedule 13G, Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, is deemed to have sole dispositive power with respect to 4,265,096 shares in its capacity as an investment adviser to various investment companies.
(3)	Based on the Schedule 13G/A (Amendment No. 1) filed February 12, 2008, by Ariel Capital Management, LLC, in its capacity as an investment advisor. According to the Schedule 13G/ A, Ariel Capital Management is deemed to have sole voting power with respect to 3,853,939 shares and sole dispositive power with respect to 4,232,510 shares.
(4)	Based on the Schedule 13G/A (Amendment No. 1) filed February 7, 2008, by Bank of America Corporation and several of its subsidiaries. According to the Schedule 13G/A, United States Trust Company, N.A. is deemed to have sole voting power with respect to 3,713,743 shares, sole dispositive power with respect to 3,824,839 shares, and shared dispositive power with respect to 195,774 shares in its capacity as an investment advisor.

ELECTION OF DIRECTORS

Eleven directors will be elected to hold office until their successors are elected and qualified. The presence, in person or by proxy, of the record holders of a majority of the shares of stock entitled to be voted at the meeting constitutes a quorum for the conduct of business. If a quorum is present, the affirmative vote of the record holders of a majority of the shares of stock represented at the meeting in person or by proxy is necessary to elect directors. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against a director. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

Nolan D. Archibald

Chairman, President, and Chief Executive Officer

The Black & Decker Corporation

Mr. Archibald served in various executive positions with Conroy, Inc. In 1977, he became vice president of marketing for the Airstream Division of Beatrice Companies, Inc. His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home Products Division. In 1983, he was elected a senior vice president of Beatrice and president of the Consumer and Commercial Products Group. Mr. Archibald left Beatrice and was elected president and chief operating officer of Black & Decker in 1985 and chief executive officer in 1986. He has served continuously in the additional position of chairman of the board since 1987.

Mr. Archibald, who is 64, was first elected a director of Black & Decker in 1985. He also serves as a director of Brunswick Corporation, Lockheed Martin Corporation, and Huntsman Corporation.

Norman R. Augustine

Retired Chairman and Chief Executive Officer

Lockheed Martin Corporation

Mr. Augustine served in various capacities with Douglas Aircraft Company and Vought Missiles and Space Company before joining the United States Department of Defense, where he served as Undersecretary of the Army. He joined Martin Marietta Corporation, a predecessor of Lockheed Martin Corporation, in 1977 as vice president of Aerospace Technical Operations, became a director in 1986, and rose to the position of chairman of the board and chief executive officer in 1988 and 1987, respectively. Following the merger of Martin Marietta and Lockheed Corporation in 1995, he served as president of Lockheed Martin Corporation and later as chairman of the board and chief executive officer. From 1997 through 1999, Mr. Augustine was a lecturer with the rank of professor on the faculty of Princeton University.

Mr. Augustine, who is 72, was first elected a director of Black & Decker in 1997. He also serves as a director of ConocoPhillips and is a member of Deutsche Bank’s North Americas Client Advisory Board.

Barbara L. Bowles

Retired Vice Chair

Profit Investment Management

Ms. Bowles held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to 1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies, Inc. In 1984, she joined Kraft, Inc., where she served as corporate vice president until 1989. Ms. Bowles was chairman of the board and chief executive officer of The Kenwood Group, Inc., an investment advisory firm that she founded in 1989, until December 2005, when the firm was acquired by Profit Investment Management. She was the vice chair of Profit Investment Management through 2007.

Ms. Bowles, who is 60, was first elected a director of Black & Decker in 1993. She also serves as a director of Wisconsin Energy Corporation, The Museum of Science and Industry Chicago, the Chicago Urban League, and the Children’s Memorial Hospital of Chicago.

George W. Buckley

Chairman, President, and Chief Executive Officer

3M Company

From 1993 to 1997, Mr. Buckley served as the chief technology officer for the Motors, Drives, and Appliance Component of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a vice president, became senior vice president in 1999, and became executive vice president in 2000. Mr. Buckley was elected president and chief operating officer of Brunswick in April 2000 and chairman and chief executive officer in June 2000. In December 2005, he was elected chairman, president, and chief executive officer of the 3M Company.

Mr. Buckley, who is 61, was first elected a director of Black & Decker in 2006. Mr. Buckley also serves as a director of the 3M Company and Archer-Daniels-Midland Company.

M. Anthony Burns

Chairman Emeritus

Ryder System, Inc.

Mr. Burns served for nine years with Mobil Oil Corporation before joining Ryder System, Inc. in 1974. He was elected president and chief operating officer and a director of Ryder in 1979, chief executive officer in 1983, and chairman of the board in 1985. He retired as chief executive officer in 2000 and as chairman of the board and a director in 2002.

Mr. Burns, who is 65, was first elected a director of Black & Decker in 2001. He also serves as a director of Pfizer Inc. and J. C. Penney Company, Inc. He is a life trustee of the University of Miami in Florida and is active in cultural and civic organizations in Florida.

Kim B. Clark

President

Brigham Young University—Idaho

Dr. Clark joined the faculty of Harvard Business School in 1978 and was named Dean of Faculty and George F. Baker Professor of Administration in 1995. He was named president of Brigham Young University—Idaho in 2005. His research is focused on modularity in design and the integration of technology and competition in industry evolution, with a particular focus on the computer industry. He and Carliss Baldwin are co-authors of Design Rules: The Power of Modularity (MIT Press, 2000).

Dr. Clark, who is 58, was first elected a director of Black & Decker in 2003. He also serves as a director of JetBlue Airways Corporation and Beneficial Financial Group.

Manuel A. Fernandez

Chairman Emeritus

Gartner, Inc.

Mr. Fernandez held various positions with ITT, Harris Corporation, and Fairchild Semiconductor Corporation before becoming president and chief executive officer of Zilog Incorporated in 1979. In 1982, he founded Gavilan Computer Corporation and served as president and chief executive officer and, in 1984, became president and chief executive officer of Dataquest, Inc., an information technology service company. From 1991, he served as president, chairman of the board, and chief executive officer of Gartner, Inc., and was elected chairman emeritus in 2001. Since 1998, he also has been the managing director of SI Ventures, a venture capital firm.

Mr. Fernandez, who is 61, was first elected a director of Black & Decker in 1999. He also serves as a director of Brunswick Corporation, Flowers Foods, Inc., and SYSCO Corporation.

Benjamin H. Griswold, IV

Chairman

Brown Advisory

Mr. Griswold joined Alex. Brown & Sons in 1967, became a partner of the firm in 1972, was elected vice chairman of the board and director in 1984, and became chairman of the board in 1987. Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he became senior chairman of BT Alex. Brown, and upon the acquisition of Bankers Trust by Deutsche Bank in 1999, he became senior chairman of Deutsche Banc Alex. Brown, the predecessor of Deutsche Bank Securities Inc. Mr. Griswold retired from Deutsche Bank Securities Inc. in February 2005 and was appointed chairman of Brown Advisory, an asset management and strategic advisory firm, in March 2005.

Mr. Griswold, who is 67, was first elected a director of Black & Decker in 2001. He also serves as a director of Baltimore Life Insurance Company, Flowers Foods, Inc., and W.P. Carey & Co., LLC. He also serves on Deutsche Bank’s North Americas Client Advisory Board. In the non-profit sector, he is a trustee of the Johns Hopkins University and the Peabody Institute, and chairs the Baltimore Symphony Orchestra’s Endowment Board.

Anthony Luiso

Retired President—Campofrio Spain

Campofrio Alimentacion, S.A.

Mr. Luiso was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. He held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International Multifoods Corporation and served as chairman of the board, president, and chief executive officer of that corporation until 1996. He served as executive vice president of Tri Valley Growers during 1998. In 1999, he joined Campofrio Alimentacion, S.A., the leading processed meat-products company in Spain, as president-international and subsequently served as president of Campofrio Spain through 2001.

Mr. Luiso, who is 64, was first elected a director of Black & Decker in 1988.

Robert L. Ryan

Retired Senior Vice President and Chief Financial Officer

Medtronic Inc.

Mr. Ryan was a management consultant for McKinsey and Company and a vice president for Citicorp. He joined Union Texas Petroleum Corporation as treasurer in 1982, became controller in 1983, and was promoted to senior vice president and chief financial officer in 1984. In April 1993, Mr. Ryan was named the senior vice president and chief financial officer of Medtronic, Inc. He retired from Medtronic in 2005.

Mr. Ryan, who is 64, was first elected as a director of Black & Decker in 2005. He also serves as a director of UnitedHealth Group Incorporated, The Hewlett-Packard Company, Citigroup Inc. and General Mills, Inc. and is a trustee of Cornell University.

Mark H. Willes

Retired Chairman, President, and Chief Executive Officer

The Times Mirror Company

Mr. Willes was assistant professor of finance and visiting lecturer at the Wharton School of Finance and Commerce of the University of Pennsylvania from 1967 to 1971. In 1971, Mr. Willes joined the Philadelphia Federal Reserve Bank, where he held a number of positions, including director of research and first vice president. He was president of the Federal Reserve Bank of Minneapolis from 1977 to 1980. He joined General Mills, Inc. in 1980 as executive vice president and chief financial officer, was elected president, chief operating officer, and a director of General Mills in 1985, and was elected vice chairman of the board in 1992. In 1995, Mr. Willes was elected a director, president, and chief executive officer of The Times Mirror Company, a national news and information company, and, in 1996, was elected to the additional post of chairman of the board. He also was publisher of The Los Angeles Times from 1997 to 1999.

Mr. Willes, who is 66, was first elected a director of Black & Decker in 1990, served until 2001, and was re-elected to the Board in 2004.

CORPORATE GOVERNANCE

The Board of Directors adopted the Corporate Governance Policies and Procedures Statement to set out the policies and procedures by which the Board performs its duties to direct the management of Black & Decker as provided in the laws of Maryland, to assure compliance with state and federal laws and regulations and applicable rules of the New York Stock Exchange (“NYSE”), and to assure that Black & Decker acts effectively and efficiently in the best interests of its stockholders and other constituencies. The Statement contains the charters of the standing committees of the Board of Directors, the Code of Ethics and Standards of Conduct, and the Code of Ethics for Senior Financial Officers. The Statement is available free of charge on Black & Decker’s Internet Web site (www.bdk.com) or in print by calling (800) 992-3042 or (410) 716-2914.

Independent Directors    The Board has determined that, other than Mr. Archibald, who is a full-time employee, no current director has a material relationship with Black & Decker and each is an “independent director” as defined under the current rules of the NYSE and Black & Decker’s Corporate Governance Policies and Procedures Statement. The definition of “independent director” is contained in Black & Decker’s Corporate Governance Policies and Procedures Statement.

The Corporate Governance Committee monitors the independence of directors by reviewing any relationship or transaction in which Black & Decker and a director are participants that may impede the director’s independence or must be disclosed in the Proxy Statement in accordance with the rules and regulations of the SEC. The Corporate Governance Committee reports annually to the Board any relationships or transactions that require a determination by the Board of materiality for proxy reporting purposes. There were no relationships or transactions in which Black & Decker and a director were participants that would impede the director’s independence or must be disclosed in the Proxy Statement. In accordance with its charter, the Audit Committee also receives a report from the General Auditor on a quarterly basis of any transaction between a director and Black & Decker that is out of the ordinary course of business. The General Auditor has never identified any transaction between a director and Black & Decker that required reporting to the Audit Committee.

Compensation of Directors    Non-management directors receive an annual retainer of $220,000, consisting of shares of common stock with a value of $110,000 under The Black & Decker Non-Employee Directors Stock Plan (the “Directors Stock Plan”) and $110,000 in cash. The chairmen of the Audit Committee and the Compensation Committee each receives an additional retainer of $20,000 in cash, the chairmen of the Finance Committee and the Corporate Governance Committee each receives an additional retainer of $10,000 in cash, and each member of the Audit Committee other than the chairman receives an additional retainer of $10,000 in cash. No separate meeting fees are paid. Directors have the option to receive their cash fees in shares of common stock or to defer all or a portion of their cash and stock fees in the form of “phantom shares.” A director who elects to defer all or any part of the cash portion of the annual retainer in the form of phantom shares will be credited with shares of common stock having a fair market value (as defined in the Directors Stock Plan) equal to 120% of the amount of cash deferred.

The following table shows the compensation paid to each of the directors during 2007:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation(3)	Total
Norman R. Augustine	$–0–	$252,000	$7,756	$259,756
Barbara L. Bowles	108,078	124,122	5,768	237,968
George W. Buckley	–0–	242,000	7,396	249,396
M. Anthony Burns	78	261,922	4,746	266,746
Kim B. Clark	–0–	242,000	7,803	249,803
Manuel A. Fernandez	–0–	252,000	7,483	259,483
Benjamin H. Griswold, IV	110,078	109,922	945	220,945
Anthony Luiso	–0–	252,000	1,201	253,201
Robert L. Ryan	120,000	110,000	1,620	231,620
Mark H. Willes	–0–	262,000	6,477	268,477

(1)	The following table shows the number of stock options held by each director, all of which are immediately exercisable:

Director	Outstanding Stock Options
Norman R. Augustine	10,000
Barbara L. Bowles	5,000
George W. Buckley	–0–
M. Anthony Burns	5,833
Kim B. Clark	–0–
Manuel A. Fernandez	12,500
Benjamin H. Griswold, IV	4,375
Anthony Luiso	12,500
Robert L. Ryan	–0–
Mark H. Willes	–0–

(2)	Represents the amount recognized in Black & Decker’s financial statements during 2007 for awards of stock and phantom shares under the Directors Stock Plan. The fair value for each share of stock or unit of phantom stock was $88.22 .
(3)	Includes amounts that Black & Decker contributes under its Matching Gifts Program to match gifts made by directors. Black & Decker offers the Matching Gifts Program to encourage directors and employees to support non-profit organizations. The program matches up to $5,000 of total gifts made by a director in a calendar year to qualified organizations. Black & Decker matched a total of $21,500 in gifts made by directors in 2007.

Black & Decker provides $100,000 of term life insurance for each director who is not an employee and $200,000 of accident insurance coverage during each day that a director travels in connection with Black & Decker’s business. Black & Decker provides retirement benefits to directors who were elected prior to 1994 and retire after having served for five or more years. The annual amount of the benefit is $15,000 (one-half of the annual retainer on the date the retirement plan was closed to newly elected directors). Retirement benefits are paid in monthly installments to the director or the director’s surviving spouse until: (1) the number of monthly payments made equals the number of months of service by the director; (2) 120 monthly payments have been made; or (3) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-management director, and no director first elected after 1993 may participate.

Prior to 2003, directors who were not full-time employees of Black & Decker received stock options as compensation for their service as directors. The option exercise price was the average of the high and low sale price per share on the NYSE on the date of grant. The options became exercisable eleven months from the date of grant and remain exercisable for ten years from the date of grant. The Board discontinued granting stock options to directors in October 2002.

The Board of Directors has adopted the Directors Product Program to encourage directors to use Black & Decker products in order to enhance their understanding and appreciation of Black & Decker’s business. Directors may receive Black & Decker products with an aggregate value of up to $10,000 annually. The value of the products is included in the director’s taxable income, and Black & Decker reimburses directors for the applicable tax liability associated with the receipt of the products. Directors may also purchase Black & Decker products at Black & Decker’s cost, which results in no incremental cost to Black & Decker.

Board Attendance    During 2007, the Board of Directors met in person or by telephone five times. All directors attended 75% or more of the total number of meetings of the Board and Board committees on which they served. Directors are expected to attend the annual meetings of stockholders, and all of the directors attended the annual meeting in 2007.

Committees    The Board has five committees: Executive, Audit, Compensation, Corporate Governance, and Finance. All committees other than the Executive Committee are composed of non-management directors, each of whom is independent within the current rules of the NYSE and the provisions of the Corporate Policies and Procedures Statement. Each committee operates under a written charter adopted by the Board, a copy of which is available on Black & Decker’s Web site (www.bdk.com).

Executive Committee    The Executive Committee is currently composed of Nolan D. Archibald (Chairman), Norman R. Augustine, M. Anthony Burns, Manuel A. Fernandez, and Mark H. Willes. The Executive Committee meets when required during intervals between meetings of the Board and has authority to exercise all of the powers of the Board except as limited by the Maryland General Corporation Law. The Executive Committee did not meet in 2007.

Audit Committee    The Audit Committee, which is currently composed of M. Anthony Burns (Chairman), Barbara L. Bowles, and Anthony Luiso, met eight times during 2007. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined by rules adopted by the SEC and is independent. The Audit Committee assists the Board in overseeing the integrity of Black & Decker’s financial statements, Black & Decker’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of Black & Decker’s internal auditors and independent auditor. The Board and the Audit Committee have adopted a Code of Ethics for Senior Financial Officers that applies to Black & Decker’s chief executive officer, chief financial officer, and controller. The Code is available on Black & Decker’s Web site (www.bdk.com).

Compensation Committee    The Compensation Committee, which is currently composed of Mark H. Willes (Chairman), George W. Buckley, and Benjamin H. Griswold, IV, met seven times in 2007. The Compensation Committee assists the Board in matters relating to executive compensation, establishes goals for the award of incentive or performance-based compensation, administers Black & Decker’s stock option, restricted stock and other compensation plans, and monitors the performance of executive officers.

Corporate Governance Committee    The Corporate Governance Committee, which is currently composed of Manuel A. Fernandez (Chairman), Barbara L. Bowles, Kim B. Clark, and Robert L. Ryan, met four times in 2007. The Corporate Governance Committee performs the functions of a nominating committee by identifying individuals qualified to become directors and recommending to the Board a slate of director nominees for the next annual meeting of stockholders. The Corporate Governance Committee also recommends members of the standing committees and develops and recommends to the Board corporate governance principles.

Finance Committee    The Finance Committee, which is currently composed of Norman R. Augustine (Chairman), M. Anthony Burns, and Anthony Luiso, met five times during 2007. The Finance Committee monitors the overall financial performance of Black & Decker, recommends dividends, reviews and recommends offerings of Black & Decker’s securities, and reviews Black & Decker’s investments.

Non-Management Directors and Presiding Director    Other than Mr. Archibald, who is a full-time employee, all current directors are non-management directors. The non-management directors generally meet in executive session at the end of each regular Board meeting in February, July, and December. The persons who chair the Audit, Compensation, Corporate Governance, and Finance Committees serve in annual rotation as the presiding director of the executive sessions. In February 2008, the Board revised the Corporate Governance Policies and Procedures Statement to elect a presiding director for a one-year term at the Board’s annual meeting in April. Interested persons wishing to make their concerns known to the presiding director or to the non-management directors as a group may contact them at the following address:

Presiding Director [or Non-Management Directors]

c/o Corporate Secretary

The Black & Decker Corporation

701 East Joppa Road

Towson, Maryland 21286

Stockholder Communications    In addition to the procedures provided for any interested party to communicate with the presiding director or the non-management directors as a group, stockholders also may communicate with individual directors or the whole Board by sending communications, marked to show that they are a “stockholder communication,” in care of the Corporate Secretary at the foregoing address. If addressed to individual directors, the communications will be forwarded, unopened, to those directors, and if addressed to the whole Board, will be forwarded, unopened, to the Chairman of the Corporate Governance Committee for review and appropriate dissemination. Stockholder proposals submitted for possible inclusion in the Proxy Statement for an annual meeting of stockholders are not, and should not be marked as, a “stockholder communication.”

Nomination of Directors    When a vacancy occurs on the Board of Directors or when the Board increases the number of directors, the Corporate Governance Committee will identify potential candidates to fill the vacancy. Background information on each candidate will be distributed to members of the Corporate Governance Committee, which will screen recommended candidates and, if appropriate, make discreet inquiry to determine the candidate’s interest and availability. Unless eliminated by the screening, the Corporate Governance Committee will report the candidate’s name to the Board and request comments from the other directors. One or more members of the Corporate Governance Committee will meet with the candidate and determine the candidate’s suitability for the Board. Although there are no specific qualifications and standards that must be met by a candidate to be recommended to the Board or any specific qualities or skills that the candidate must possess, a list of desirable characteristics is included in Black & Decker’s Corporate Governance Policies and Procedures Statement, which is posted on Black & Decker’s Web site (www.bdk.com).

The Corporate Governance Committee will consider candidates proposed by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group have held 5% of Black & Decker’s common stock for over one year will be considered substantial, long-term stockholders. In considering candidates proposed by stockholders, the Corporate Governance Committee will apply the same qualifications and standards it applies when considering nominees proposed by Committee or Board members, including whether a proposed candidate is committed to representing the interests of stockholders generally and not the interests of a particular stockholder or group of stockholders, nor the interests of a particular group whose interests are primarily non-economic or involve a social agenda.

Only persons nominated in accordance with Black & Decker’s bylaws are eligible for election as directors. Nominations may be made at the annual meeting of stockholders only by the Board, by the Corporate Governance Committee (which functions as the nominating committee) or a person appointed by the Board, or by a stockholder who is entitled to vote and follows the procedures described below.

A stockholder may nominate a person for election as a director by sending a written notice to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286, that is received not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days’ notice of the date of the meeting, the stockholder’s notice must be received no later than the close of business on the tenth day after the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder’s notice must include: (1) the name, age, business address, and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the number of shares of common stock owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors according to Regulation 14A under the Securities Exchange Act of 1934. The stockholder also must include the stockholder’s name and address and the number of shares of common stock owned by the stockholder. Black & Decker may require any proposed nominee to furnish other information that may be necessary to determine the nominee’s eligibility to serve as a director. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, the chairman will announce this at the meeting, and the nomination will be disregarded. Although following these procedures enables a stockholder to make a nomination at the annual meeting, it does not entitle the stockholder to have the nominee included in Black & Decker’s Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require that Black & Decker disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received and written representations from reporting persons that they were not required to file a Form 5, Black & Decker believes that, during 2007, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.

SECURITY OWNERSHIP BY MANAGEMENT

The following table shows the number of shares of Black & Decker common stock beneficially owned on the Record Date by each director-nominee, each named executive officer, and all current directors and executive officers as a group. Other than Mr. Archibald, who beneficially owns 3.4% of the outstanding shares of common stock, each director and named executive officer beneficially owns less than 1% of the outstanding shares of common stock, and all current directors and executive officers as a group beneficially own 6.3% of the outstanding shares of common stock. The table also includes:

•

shares of common stock that directors and executive officers have the right to acquire within 60 days of the Record Date, including shares that they have the right to acquire by exercising stock options;

•	shares of restricted stock held by executive officers; and

•	phantom shares that have been deferred by directors, but ultimately will be paid in shares of common stock under the Directors Stock Plan.

Executive officers may vote the restricted shares but may not sell or transfer those shares until the restrictions lapse. The phantom shares are not entitled to be voted and may not be transferred, but have been listed in the table because they represent part of the total economic interest of the directors in Black & Decker stock.

	Number of Shares Beneficially Owned
Nolan D. Archibald	2,240,909	(1)
Norman R. Augustine	35,353	(2)
Barbara L. Bowles	16,596	(3)
George W. Buckley	5,194	(4)
M. Anthony Burns	18,301	(5)
Kim B. Clark	6,512	(6)
Charles E. Fenton	76,813	(7)
Manuel A. Fernandez	32,435	(8)
Benjamin H. Griswold, IV	41,307	(9)
Anthony Luiso	43,410	(10)
Michael D. Mangan	277,371	(11)
Paul F. McBride	385,490	(12)
Robert L. Ryan	2,855	(13)
John W. Schiech	241,921	(14)
Mark H. Willes	37,089	(15)
All Directors and Executive Officers as a Group (28 persons)	4,084,496	(16)

(1)	Includes 1,864,100 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 4,022 shares held under the Retirement Savings Plan and 41,708 shares held by or for the benefit of members of Mr. Archibald’s immediate family as to which Mr. Archibald has sole or shared voting or investment power.
(2)	Includes 10,000 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under The 1995 Stock Option Plan for Non-Employee Directors (the “Directors Stock Option Plan”). Also includes 20,353 phantom shares held for the benefit of Mr. Augustine in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Augustine.
(3)	Includes 5,000 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan. Also includes 1,029 phantom shares held for the benefit of Ms. Bowles in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Ms. Bowles.

(4)	Represents phantom shares held for the benefit of Mr. Buckley in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Buckley.
(5)	Includes 5,833 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan. Also includes 4,690 phantom shares held for the benefit of Mr. Burns in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Burns.
(6)	Includes 6,469 phantom shares held for the benefit of Mr. Clark in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Clark.
(7)	Includes 36,000 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 3,544 shares held for the benefit of a member of Mr. Fenton’s immediate family.
(8)	Includes 12,500 shares that may be acquired within 60 days of the Record Date by exercising options granted under the Directors Stock Option Plan. Also includes 19,935 phantom shares held for the benefit of Mr. Fernandez in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Fernandez.
(9)	Includes 4,375 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
(10)	Includes 12,500 shares that may be acquired within 60 days of the Record Date by exercising options granted under the Directors Stock Option Plan. Also includes 21,467 phantom shares held for the benefit of Mr. Luiso in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Luiso. Also includes 790 shares held jointly with his spouse.
(11)	Includes 657 shares held under the Retirement Savings Plan and 212,000 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(12)	Includes 533 shares held under the Retirement Savings Plan and 348,150 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(13)	Represents phantom shares held for the benefit of Mr. Ryan in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Ryan.
(14)	Includes 1,919 shares held under the Retirement Savings Plan and 196,000 shares that may be acquired within 60 days of the Record Date by exercising stock options.
(15)	Includes 10,155 phantom shares held for the benefit of Mr. Willes in a deferred compensation account under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Willes.
(16)	Includes 20,430 shares held for the account of the executive officers under the Retirement Savings Plan and 3,099,608 shares that executive officers and directors have the right to acquire within 60 days of the Record Date by exercising stock options. Also includes 92,147 phantom shares held in deferred compensation accounts for the benefit of non-management directors under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral periods selected by participating directors.

The information provided in the table above is based on information received from the directors and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director or executive officer next to whose name the shares appear. Unless otherwise indicated in a footnote, the director or executive officer had sole voting and investment power over the shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction    The Compensation Committee consists of three directors, each of whom is independent within the meaning of the current rules of the NYSE and Black & Decker’s Corporate Policies and Procedures Statement. Under its charter, the purpose of the Compensation Committee is to assist the Board in matters relating to executive compensation, establish goals for the award of incentive and performance-based compensation, administer Black & Decker’s equity plans, and monitor the performance of the executive officers. Its functions include the following:

•

Annually, review and approve goals and objectives relevant to compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of those goals and objectives, and recommend to the independent members of the Board the chief executive officer’s compensation level based on that evaluation.

•	Review the objectives and performance of the executive officers.

•	Review and recommend to the Board salaries and benefits for the executive officers in addition to the chief executive officer.

•	Review and make recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans.

•	Administer all short-term and long-term incentive compensation plans and all equity-based plans.

•	Monitor compliance with Black & Decker’s policy regarding stock ownership by executives.

•	Retain the compensation consulting firm on the Compensation Committee’s sole authority.

To obtain access to independent compensation data, analysis and advice, the Compensation Committee retains the services of a compensation consultant who is hired by, and reports to, the Compensation Committee. The consultant is Watson Wyatt Worldwide, which attends Compensation Committee meetings as needed. Examples of projects assigned to the consultant during 2007 include evaluation of individual incentive targets under the annual incentive plans, evaluation of levels of executive compensation as compared to general market compensation data and the peer companies’ compensation data, evaluation of the chief executive officer’s compensation, evaluation of proposed compensation programs or changes to existing programs, and the completion of a pay-for-performance analysis.

Each Compensation Committee meeting usually includes an executive session without members of management present. The Compensation Committee met seven times in 2007, and five of those meetings included an executive session. Watson Wyatt attended three of those meetings. The Compensation Committee believes that input from both management and the consultant provide useful information and points of view to assist the Compensation Committee to determine its own views on compensation. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for the executive officers from both the consultant and management, the Compensation Committee makes the final decisions as to the design and compensation levels for these executives.

Philosophy and Objectives    The Compensation Committee oversees an executive compensation program designed to reflect Black & Decker’s pay-for-performance philosophy and to focus all executives on Black & Decker’s annual and long-term financial performance and long-term stock price performance. The Compensation Committee has established the following objectives for Black & Decker’s executive compensation program:

•	to attract, retain, and motivate top quality executives with the qualifications necessary to drive the long-term financial success of Black & Decker;

•	to reward the performance of key executives, employees with critical talent, and employees recognized as high potential executives;

•	to encourage the achievement of key strategic, operational, and financial goals;

•	to link a substantial portion of the total compensation opportunity to company, business unit, and individual performance;

•	to align the interests of executive officers with the interests of Black & Decker’s stockholders; and

•	to give the Compensation Committee the flexibility to respond to the continually changing environment in which Black & Decker operates.

The key elements of direct compensation for the executive officers are base salary, cash awards under an annual incentive plan, and long-term incentive awards. Long-term awards consist of restricted stock, stock options, performance shares, and, commencing in 2008, cash awards under a long-term incentive plan. Executive officers also are eligible for other elements of indirect compensation, including certain perquisites and retirement benefits. The Compensation Committee considers all elements of compensation when evaluating program design.

Based on the objectives described above, Black & Decker generally strives to set a compensation opportunity for executives based on a target level of performance at the competitive median of compensation paid to similarly situated executives at comparable companies. Actual compensation may be above or below the median based on the actual performance of Black & Decker and the individual, with the opportunity to achieve upper quartile compensation based on superior performance. In making its decisions on an individual’s compensation, the Compensation Committee considers the nature and scope of all elements of an executive’s total compensation package, the executive’s responsibilities, and his or her effectiveness in supporting Black & Decker’s key strategic, operational, and financial goals. The Compensation Committee also considers recommendations from the chairman and chief executive officer regarding total compensation for those executive officers reporting directly to him.

The Compensation Committee strives to align the relative proportion of each element in the compensation opportunity with the competitive market and Black & Decker’s objectives. Generally, as employees move to higher levels of responsibility with greater ability to influence Black & Decker’s results, the percentage of performance-based pay will increase. The Compensation Committee’s goal is to strike the appropriate balance between annual and long-term incentives, and it may adjust the allocation of pay to best support Black & Decker’s objectives.

Black & Decker’s businesses compete within many market segments and none of its competitors operate in all of these segments. Black & Decker also competes with a broad group of companies for talent. Black & Decker, therefore, compares itself to competitive market data from a broad group of companies that fall within a reasonable range (both above and below Black & Decker) of comparison factors such as revenue, market capitalization, and net income. This competitive market data provides a frame of reference for the Compensation Committee when evaluating executive compensation. Some variation may take place from year to year in the composition of this group of companies as the Compensation Committee evaluates the appropriateness of the companies comprising that group.

The Compensation Committee believes that the understanding by executives of the philosophy and objectives described above and the total compensation opportunity is an essential aspect of the compensation program. The Compensation Committee supports initiatives that educate the executives about the total compensation program and reinforce how the program supports Black & Decker’s pay-for-performance philosophy.

Pay-for-Performance Analysis    In 2006, the Compensation Committee retained Watson Wyatt to conduct a pay-for-performance analysis of Black & Decker’s executive compensation program to provide a perspective on the alignment of pay and performance versus a peer group. The peer group contained the same companies identified below in the discussion about the compensation of the chief executive officer other than York International, which was acquired by another company during 2006. This historical analysis included a comparison of Black & Decker relative to the peer group with respect to realizable compensation for the named executive officers (other than Mr. McBride, who was not included in the analysis because he was not a named executive officer in 2005) and a number of financial metrics, including earnings per share growth, free cash flow growth, return on invested capital, revenue growth, and total shareholder return, during fiscal years 2003-2005. In its analysis, Watson Wyatt defined realizable compensation as the sum of the cash paid to the executives, current value of the in-the-money stock options and restricted stock, and the value of the payouts under the Performance Equity Plan during the relevant period. The analysis demonstrated that pay and performance were appropriately aligned for the chief executive officer and the other named executive officers included in the analysis because the realizable compensation paid to those executives was correlated with Black & Decker’s financial performance and total shareholder return during the relevant period.

In 2007, the Compensation Committee asked Watson Wyatt to provide a pay-for-performance analysis for the fiscal year 2006 of Black & Decker’s executive compensation program compared to the same peer group. This analysis compared the potential and actual awards paid under the executive annual incentive plan and company performance. The analysis concluded that the compensation paid to the named executive officers and performance was well-aligned during 2006 because the amount of compensation correlated with Black & Decker’s performance.

Compensation of Chief Executive Officer    In connection with the review of the chief executive officer’s annual salary in October 2005, the Compensation Committee asked Watson Wyatt to perform a comprehensive, competitive analysis of the total direct compensation program of Black & Decker’s chief executive officer. The study compared the value of Mr. Archibald’s total direct compensation and retirement benefits to the corresponding opportunities extended to chief executive officers within a peer group of companies. Watson Wyatt developed this list of companies independent from prior peer groups used by Black & Decker to ensure a fresh look at companies in the manufacturing industry and incorporated suggestions from Black & Decker’s management and the Chairman of the Compensation Committee. The final list of companies, which was approved by the Chairman of the Compensation Committee, included the following:

American Standard Companies	Illinois Tool Works Inc.	Parker-Hannifan
Danaher Corporation	Ingersoll-Rand Co.	Snap-On Inc.
Dover Corporation	ITT Industries	SPX Corp
Eaton Corporation	Lennox International	Stanley Works
Fortune Brands Inc.	Masco Corp.	Textron Inc.
Grainger Inc.	Newell-Rubbermaid	Timken Co.
York International

The report from Watson Wyatt indicated that Mr. Archibald’s total target cash compensation (base salary and annual incentive bonus) was between the 50th and 75th percentile of the market data, while his total target direct opportunity compensation (base salary, annual incentive bonus and stock awards) was slightly above the 75th percentile of the competitive market data. The report noted that the pay package for Mr. Archibald was appropriately designed and executed, effectively balanced pay and performance, and provided adequate retention value. Additionally, the report noted that the one- and three-year financial performance of Black & Decker relative to the peer group and the S&P 500 was outstanding for several key metrics, including total shareholder return, earnings per share growth, sales growth, and cash flow growth. Based on this report, the Compensation Committee concluded that Mr. Archibald’s target cash compensation was appropriate and made no changes in his base salary.

Finally, the report noted that Black and Decker’s stock retention and ownership guidelines require the chief executive officer to own five times (in fair market value) his base salary in shares directly owned by the officer and his immediate family. Mr. Archibald’s goal under this program is $7.5 million, which is five times his base salary of $1.5 million. At the time of the consultant’s report, Mr. Archibald directly owned over $24.6 million in Black & Decker shares, which is over 300% of his goal, thus indicating to the Compensation Committee that Mr. Archibald has a strong alignment with Black & Decker’s stockholders.

Annual Salary    The Compensation Committee establishes base salaries that are sufficient to attract and retain individuals with the qualities it believes are necessary for the long-term financial success of Black & Decker and that are competitive in the marketplace. The Compensation Committee recommends any increases in an executive officer’s base salary to the independent members of the Board of Directors. The Board of Directors did not modify or reject any of the recommendations of the Compensation Committee in 2007.

An executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance, special circumstances such as overseas assignments, and direct competition for the officer’s services. Except for the chief executive officer’s salary, which is reviewed at 18-month intervals, the Compensation Committee reviews executive officer base salaries at 14-month intervals. In addition to these periodic reviews, the Compensation Committee may at any time review the salary of an executive who has received a significant promotion, whose responsibilities have been increased significantly, or who is a retention risk.

When an executive’s base salary is being reviewed by the Compensation Committee, management gathers competitive market data from reputable published surveys for use by the Compensation Committee and submits a report to the Compensation Committee that contains the 25th percentile, the median, and the 75th percentile of base salary of a broad group of companies. The report also provides the executive’s total compensation, equity holdings and merit history and includes a recommendation from the chief executive officer regarding an appropriate amount of base salary for the named executive officers (other than the chief executive officer). After reviewing this report, the Compensation Committee evaluates the executive’s performance and considers Black & Decker’s needs to arrive at individual compensation decisions.

In accordance with its normal review cycle, at its April 2007 meeting the Compensation Committee reviewed Mr. Archibald’s salary. The Compensation Committee did not recommend an increase in Mr. Archibald’s salary because it decided to increase the percentage of Mr. Archibald’s total compensation opportunity that is performance-based. The Compensation Committee recommended, and the Board of Directors approved, the incentive award described in the following discussion of annual incentive awards.

During 2007, the other named executive officers received salary increases ranging from 3.0% annualized to 10.3% annualized based on the Compensation Committee’s periodic reviews of those salaries as described above. These increases were based on the Compensation Committee’s review of competitive data, a subjective evaluation of the executive’s performance, and the Compensation Committee’s desire to minimize any risk that the executive would leave Black & Decker.

Annual Incentive Awards     The Compensation Committee believes that the compensation program should focus the named executive officers and other key executives on the annual financial performance of Black & Decker and should reward individual performance. Under the annual incentive plans, the amount of the incentive award depends on Black & Decker’s performance against performance goals established by the Compensation Committee at the beginning of the year.

In February 2007, the Compensation Committee established threshold, target, and maximum performance goals based on the earnings per share to be achieved by Black & Decker during 2007 and, for the officers with business unit responsibility, operating income of the applicable business unit adjusted for working capital utilization measured against budget. The Compensation Committee believes that earnings per share is an appropriate measure for the performance goal to align the interests of management with the interests of Black & Decker’s stockholders because stock price appreciation is generally based on expected earnings per share growth. When determining whether the performance goals based on earnings per share were achieved, the Compensation Committee does not adjust that performance goal to reflect any repurchases of common stock by Black & Decker during the year. For several years, Black & Decker has advised stockholders that one of its key objectives is to return cash generated by its business to the stockholders by repurchasing its common stock. The Board approves the stock repurchase plans, which are publicly announced, and encourages management to repurchase shares when management believes it will increase stockholder value. The Compensation Committee recognizes this objective when establishing the performance targets and has determined that it would be inconsistent with this key objective to adjust earnings per share targets for share repurchases.

The Compensation Committee also established the potential amounts of the award for each executive officer equal to a percentage of that officer’s base salary as of December 31, 2007. Based on its analysis of competitive market data, Watson Wyatt supported an increase in the percentages applicable to the named executive officers (other than Mr. Archibald). In order to align the annual incentive compensation payable to the named executive officers with the competitive market, the Compensation Committee increased the potential amounts of the annual award as follows (reflected as a percentage of the executive’s base salary):

	2006			2007
Name	Threshold	Target	Maximum	Threshold	Target	Maximum
Michael D. Mangan	49%	70%	105%	56%	80%	160%
Charles E. Fenton	42%	60%	90%	49%	70%	140%
John W. Schiech	42%	60%	90%	49%	70%	140%
Paul F. McBride	35%	50%	75%	35%	50%	100%

For the executive officers who were members of the corporate staff, the amount of the payout is entirely dependent upon actual earnings per share measured against the earnings per share targets. For Mr. Mangan, who has operating responsibility for the Fastening and Assembly Systems business segment, 75% of the payout was based on the achievement of the earnings per share targets, and 25% of the payout was determined based on the performance of the Fastening and Assembly Systems business segment during 2007 measured against the 2007 budget. For Mr. Schiech, who has operating responsibility for the Industrial Products Group of the Power

Tools and Accessories business segment, 25% of the payout was based on the achievement of the earnings per share targets, 25% was determined based on the performance of the Power Tools and Accessories business segment measured against the 2007 budget, and 50% of the payout was determined based on the performance of the Industrial Product Group’s performance measured against the 2007 budget. The amounts of the payouts are prorated to the extent the actual performance of Black & Decker or a business unit exceeds a lower performance goal but not the next higher performance goal.

The Compensation Committee established an earnings per share target of $6.00 as the threshold performance goal, $6.40 as the target performance goal, and $6.75 as the maximum performance goal for the 2007 performance period. As mentioned above, a portion of the payout factor for those executive officers with operating responsibility for a business unit was based on the achievement against the 2007 budget for operating income, as adjusted for working capital utilization, with 70% of budget serving as the threshold performance goal, 100% of the budget serving as the target performance goal, and 115% of budget serving as the maximum goal. Black & Decker undertook a rigorous process to develop the budget, which was reviewed and approved by the Board in February 2007. Each business unit is required to develop a budget that is probable, but not certain, of achievement.

As stated above, the Board of Directors approved a compensatory arrangement (the “2007 Incentive”) under which Mr. Archibald would receive a payment based on Black & Decker’s performance during 2007 in addition to the award under the executive annual incentive plan. Under the 2007 Incentive, Mr. Archibald would be entitled to a bonus determined as follows:

•	$262,500 if Black & Decker achieved a return on capital employed of at least 10% and earnings per share of $6.00,

•	a prorated amount between $262,500 and $375,000 based on the achievement of earnings per share between $6.00 and $6.40 if Black & Decker achieved a return on capital employed of at least 10%,

•	$375,000 if Black & Decker achieved a return on capital employed of at least 11% and earnings per share of $6.40,

•	a prorated amount between $375,000 and $750,000 based on the achievement of earnings per share between $6.40 and $6.75 if Black & Decker achieved a return on capital employed of at least 11%, or

•	$750,000 if Black & Decker achieved a return on capital employed of at least 12% and earnings per share of $6.75 or greater.

In approving the 2007 Incentive, the Compensation Committee noted that Mr. Archibald had not received a salary increase since April 2004 despite the superior performance of Black & Decker during the same time period. Further, the 2007 Incentive, as opposed to a salary increase, more closely aligns Mr. Archibald’s compensation with Black & Decker’s performance and increases the percentage of Mr. Archibald’s total compensation opportunity that is performance-based.

During 2007, Black & Decker achieved earnings per share equal to $7.85. For purposes of determining whether the performance goals under the annual incentive plans and the 2007 Incentive were achieved, however, the Compensation Committee excluded the favorable effect of a tax settlement with the IRS, a restructuring charge, and a charge relating to an environmental remediation matter. The Compensation Committee believes that the adjusted amount more appropriately reflects Black & Decker’s 2007 operating performance for the purpose of making executive compensation decisions. Excluding these items, the Compensation Committee determined that earnings per share were $6.03 in 2007 for purposes of the annual incentive plans, resulting in the payments to Messrs. Archibald, Fenton, and McBride reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The Compensation Committee also determined that the Industrial Products Group and the Power Tools and Accessories business segment exceeded the threshold goal and the Fastening and Assembly Systems business unit exceeded the target goal, resulting in the payments to Messrs. Schiech and Mangan, respectively, set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

In evaluating Mr. Archibald’s individual performance, the Compensation Committee recognized the severe decline in the housing and remodeling markets and considered several factors, including Black & Decker’s record free cash flow for the sixth consecutive year, Mr. Archibald’s efforts to strengthen Black & Decker’s management ranks, the continued momentum with respect to the introduction of new products by Black & Decker, the creation and implementation of Black & Decker’s strategic plan, and Black & Decker’s international growth and penetration into emerging markets. Based on this evaluation of Mr. Archibald’s performance and an assessment of the individual performance of Messrs. Mangan, Fenton, and McBride, the Compensation Committee awarded the amounts set forth in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Awards    Under the Performance Equity Plan (“PEP”), the Compensation Committee makes awards of performance shares payable in Black & Decker common stock based on Black & Decker’s performance against established performance goals during a two-year performance period. The number of performance shares granted to a named executive officer generally is determined by a percentage of the officer’s base salary, with the dollar value of the shares underlying a grant ranging from 50% to 70% of base salary. For those executive officers who are in a position to have the greatest effect on Black & Decker’s long-term performance, the percentages of base salary increase as the level of responsibility of the executive officer increases to maximize the incentive aspects of the PEP. Threshold, target, and maximum awards are equal to 50%, 100% and 150%, respectively, of the performance shares granted under the PEP.

In February 2006, the Compensation Committee established the performance goals for the two-year performance period that began January 1, 2006. For corporate officers, these performance goals required the achievement of earnings per share during 2007 of $7.20 for minimum payout, $7.70 for target payout, and $8.14 for maximum payout. For those executives with operating responsibility of business units, 50% (or 75% in the case of Mr. Mangan) of the award is based on the achievement of the earnings per share targets, and 50% (or 25% in the case or Mr. Mangan) of the award is based on the earnings contribution, as adjusted for asset utilization, of the applicable business unit during 2007 against a management forecast. This management forecast serves as the target performance goal under the PEP. When developing the annual budget, each business unit is required also to develop a forecast for the succeeding year that is probable, but not certain, of achievement. Under the terms of the PEP, the Compensation Committee may adjust the performance goals upward or downward to reflect unusual, non-recurring or extraordinary events, changes in Black & Decker’s methods of accounting, changes in applicable tax laws or regulations, or any other factors the Compensation Committee may determine to the extent the adjustment would not disqualify the awards for the performance-based compensation exclusion under Section 162(m) of the Internal Revenue Code.

In February 2008, the Compensation Committee determined that Black & Decker had not achieved the threshold performance goal for the two-year performance period that ended December 31, 2007. Although the actual earnings per share realized during 2007 were $7.85, the

Compensation Committee excluded the favorable effect of the tax settlement with the IRS. The Compensation Committee also determined that the Industrial Products Group of the Power Tools and Accessories business segment did not achieve the threshold performance goal. Consistent with Black & Decker’s pay-for-performance philosophy, Messrs. Archibald, Fenton, McBride and Schiech did not receive a payout under the PEP for this performance period. Mr. Mangan received the number of shares of Black & Decker common stock equal to 19.9% of the performance shares initially granted to him for this performance period based solely on the 2007 performance of the Fastening and Assembly Systems business segment.

In February 2008, the Board of Directors adopted The Black & Decker 2008 Executive Long-Term Incentive/Retention Plan (the “2008 Long-Term Plan”) for corporate officers and The Black & Decker Long-Term Management Compensation Plan for key non-officer employees to respond to significantly increased efforts by Black & Decker’s competitors to recruit its employees. The Compensation Committee and the Board of Directors concluded that it was necessary to implement a program designed to retain executives and key employees who have a significant impact on the long-term success of Black & Decker. The Black & Decker Long-Term Management Compensation Plan for key non-officer employees is a retention plan that does not include a performance requirement. The 2008 Long-Term Plan for elected officers is also for the purpose of retention but includes a performance requirement.

In order to participate in the 2008 Long-Term Plan, an executive officer had to surrender the performance shares awarded to him or her under the PEP for the performance period ending December 31, 2008. The Compensation Committee does not expect to grant performance shares under the PEP for the performance periods ending December 31 in each of the years 2009 and 2010. Each participant in the 2008 Long-Term Plan is entitled to a cash award payable in January 2011 if the average of Black & Decker’s return on capital employed during fiscal years 2008, 2009, and 2010 is at least 12%. The Compensation Committee believes return on capital employed is a widely used measure of performance that balances earnings growth with asset management. The 12% return on capital employed performance goal exceeds Black & Decker’s 2007 weighted average cost of capital and Black & Decker’s historical weighted average cost of capital during the last three years.

For purposes of the 2008 Long-Term Plan, “return on capital employed” means for any year the ratio calculated by dividing (a) the sum of net earnings (excluding restructuring and restructuring-related charges) plus after-tax interest expense as reflected in Black & Decker’s audited statement of earnings for that year by (b) the sum of total stockholder’s equity plus debt as reflected in Black & Decker’s audited balance sheet as of December 31 of that year. For purposes of this definition, debt means the amount of short-term borrowings, current maturities of long-term debt, and long-term debt as reflected in Black & Decker’s audited balance sheet as of December 31 of the relevant year. The Compensation Committee has the authority to adjust the performance goal upward or downward in such manner as it deems appropriate to reflect unusual, extraordinary, or non-recurring items or events, changes in applicable accounting rules or in Black & Decker’s method of accounting, changes in applicable tax laws or regulations, or any other factors the Compensation Committee may determine.

If Black & Decker achieves this performance goal, a participant will be entitled to receive the amount of the award adjusted upward or downward proportionately to the extent the average closing sale price of Black & Decker’s common stock in the fourth quarter of 2010 exceeds or is less than the average closing sale price of Black & Decker’s common stock in the first quarter of 2008. The Compensation Committee believes this feature further aligns the interests of the executive officers with the interests of Black & Decker’s stockholders. A participant who voluntarily leaves Black & Decker’s employment or who is terminated for cause before January 31, 2011, forfeits all right to receive payment of an award. The named executive officers received the following awards under the 2008 Long-Term Plan:

Officer	Award
Nolan D. Archibald	$4,725,000
Michael D. Mangan	1,728,000
Charles E. Fenton	1,512,000
John W. Schiech	1,046,250
Paul F. McBride	1,001,250

In April 2007, the Compensation Committee awarded restricted stock and stock options. The purpose of these awards was to retain current executives, align their interests with the interests of Black & Decker’s stockholders, and reward the performance of Black & Decker and the individual. Under Black & Decker’s grant guidelines, the number of shares underlying a stock option award and the number of restricted shares granted to an executive are based on:

•	the market value of the shares covered by each award in relation to the executive’s base salary,

•	the market value of the shares covered by the prior year’s stock option and restricted stock award,

•	a subjective evaluation of the executive’s individual performance, and

•	any change in the executive’s duties or responsibilities.

The relationship between the annual salary and the awards is based on the review of market competitive data. The amounts recommended by the grant guidelines, however, may be increased or decreased by the Compensation Committee after an evaluation of Black & Decker’s performance and an evaluation of the individual’s performance, his or her potential to impact Black & Decker’s future results, and any retention considerations. The amount of the restricted stock and stock options awarded to the named executive officers remained within the grant guidelines.

Black & Decker does not time, and has never timed, the grant of stock options in coordination with the release of material non-public information and has never back-dated any awards of stock options. Although management may recommend the amount of stock options granted to employees, the Compensation Committee approves the grant of all stock options and does not delegate the timing of stock option grants. Black & Decker has retained a third party service provider to administer the day-to-day activities of the stock option plans and the restricted stock plan, but the provider does not determine the recipient of stock options, the amount of stock options granted to a participant, or the exercise price of stock options.

Perquisites and Retirement Benefits    As described in more detail below, Black & Decker provides the named executive officers with specific perquisites and retirement benefits. Black and Decker believes these perquisites and retirement benefits are market competitive elements of an executive’s compensation package and are important to attract and retain top quality executives.

As described under the caption Pension Benefits beginning on page 32 of this Proxy Statement, Mr. Archibald is entitled to certain retirement benefits under defined benefit plans maintained by Black & Decker, including the Supplemental Executive Retirement Plan. The Compensation Committee believes that the amount of Mr. Archibald’s retirement benefit reflects his performance as Black & Decker’s chief executive officer for more than 20 years. In its report to the Compensation Committee in October 2005, Watson Wyatt compared Mr. Archibald’s retirement benefit with the pension retirement benefits of the chief executive officers of the 19 companies comprising the peer group identified above. At the time of the report, the chief executive officers at 17 of the peer companies had defined pension benefits similar to Mr. Archibald’s. Based on this report, the Compensation Committee believes Mr. Archibald’s retirement benefits are reasonable and competitive.

Severance Benefits    Black & Decker has entered into agreements and maintains plans that will require Black & Decker to provide severance benefits to the named executive officers in the event of a termination of employment or change in control of Black & Decker. These agreements are described in more detail below.

The Board believes that these severance benefits encourage the commitment and availability of key management employees and ensure that they will be able to devote their full attention and energy to the affairs of Black & Decker in the face of potentially disruptive and distracting circumstances in the event of an attempted or actual change in control or an unsolicited takeover. In any such event, key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of Black & Decker and its stockholders and to act as the Board may direct without fear of retribution if the change in control occurs. The severance benefits, however, may have the incidental effect of discouraging takeovers and protecting the employees from removal because the benefits increase the cost that would be incurred by a company seeking to acquire Black & Decker.

The officers are entitled to certain benefits, including a cash severance payment, in the event of a change in control of Black & Decker and the subsequent termination of the officer in certain circumstances. Upon the occurrence of a change in control of Black & Decker, these arrangements also provide that:

•	each officer will fully vest in all outstanding stock options,

•	all shares of restricted stock previously awarded to each officer will become fully vested and no longer subject to forfeiture,

•	each officer will receive the amount awarded under the 2008 Long-Term Plan, as adjusted in the manner described below, and

•

each officer who participates in the Supplemental Executive Retirement Plan will be entitled to the maximum benefit without risk of forfeiture under that plan regardless of years of credited service or age.

Black & Decker believes that these provisions offer the appropriate protection of the equity awards, long-term incentive awards, and retirement benefits upon a change in control, particularly where the stockholders of Black & Decker are receiving cash for their shares.

Equity Ownership Policy    The Board has adopted an equity ownership policy for principal executive officers, the primary purpose of which is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for minimum share ownership targets ranging from shares having a market value of two times the base salary of certain officers to five times the base salary of the chief executive officer. Until an officer owns at least 50% of the minimum share ownership target, that officer is expected to retain 100% of the “net shares” received under Black & Decker’s stock-based compensation plans. Once an officer owns 50% of the minimum share ownership target, that officer should retain at least 50% of the net shares until the minimum share ownership target is met. “Net shares” means the shares remaining after deducting shares for the payment of taxes and after deducting shares for the exercise price of stock options. The equity ownership policy is included in Black & Decker’s Corporate Governance Policies and Procedures Statement, which is available on Black & Decker’s Web site. The following table provides the minimum share ownership target of each named executive officer and the value of the shares held by the officer as of December 31, 2007:

Officer	Ownership Target	Value of Owned Shares
Nolan D. Archibald	$7,500,000	$13,690,334
Michael D. Mangan	1,920,000	2,195,995
Charles E. Fenton	1,680,000	1,341,668
John W. Schiech	1,395,000	1,400,731
Paul F. McBride	1,335,000	1,576,876

Accounting and Tax Treatment    Section 162(m) of the Internal Revenue Code generally disallows a deduction by publicly held corporations for compensation in excess of $1 million paid to the chief executive officer or one of the four other most highly compensated officers. Certain performance-based compensation qualifies for an exemption under Section 162(m) and is not subject to the deduction limit. Compensation under the executive annual incentive plan (the annual incentive plan for the named executive officers) qualifies for the exemption. The Compensation Committee continues to monitor its executive compensation plans and policies with a view toward preserving the deductibility of executive compensation while maintaining an ability to attract, motivate, and retain those executives necessary to assist Black & Decker in reaching its goals and objectives. The Compensation Committee believes that there are circumstances where the interests of Black & Decker and its stockholders are best served by maintaining flexibility in the way compensation is provided and that this flexibility is consistent with the philosophy and objectives of Black & Decker’s compensation program. In those situations, part of the compensation paid to certain executive officers may not be deductible. The 2007 Incentive and awards under the Restricted Stock Plan and the 2008 Long-Term Plan do not qualify for the exemption.

SUMMARY COMPENSATION TABLE

The following table shows the compensation of Black & Decker’s chief executive officer, chief financial officer, and the three other most highly compensated officers for 2007 and 2006:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value(2)	All Other Compensation		Total
Nolan D. Archibald	2007	$1,500,000	$400,000	$3,626,370	$3,611,577	$1,350,000	$–0–	$620,888	(3)	$11,108,835
Chairman, President and Chief Executive Officer	2006	1,523,077	–0–	4,090,626	3,735,813	–0–	174,447	812,472		10,336,435

Michael D. Mangan	2007	602,083	9,320	702,269	666,323	455,680	426,242	117,503	(4)	2,979,420
Senior Vice President and Chief Financial Officer	2006	563,013	–0–	799,393	641,368	55,000	653,836	109,550		2,822,160

Charles E. Fenton	2007	505,000	37,760	403,764	445,149	282,240	314,393	55,267	(5)	2,043,573
Senior Vice President and General Counsel	2006	488,942	–0–	603,551	426,968	–0–	461,020	74,873		2,055,354

John W. Schiech	2007	446,250	–0–	504,280	522,492	270,165	–0–	79,496	(6)	1,822,683
Group Vice President	2006	432,186	–0–	443,740	453,495	–0–	537,259	83,761		1,950,441

Paul F. McBride	2007	433,750	19,800	284,247	407,301	160,200	185,877	79,499	(7)	1,570,674
Senior Vice President–Human Resources and Corporate Initiatives	2006	427,865	–0–	462,656	659,033	–0–	641,659	77,106		2,268,319

(1)	Represents the amount recognized in Black & Decker’s financial statements during 2007 and 2006 for awards of restricted stock, performance shares under the PEP, and stock options. These amounts were estimated using the valuation model described in (a) Notes 1 and 15 of Notes to Consolidated Financial Statement included in Item 8 of Black & Decker’s Annual Report on Form 10-K for the year ended December 31, 2007, and (b) Notes 1 and 17 of Notes to Consolidated Financial Statements included in Item 8 of Black & Decker’s Annual Report on Form 10-K for the year ended December 31, 2006.
(2)	This amount represents the increase in the actuarial present value of the officer’s accumulated benefit under The Black & Decker Supplemental Executive Retirement Plan, The Black & Decker Supplemental Pension Plan, and The Black & Decker Pension Plan. The present value of Mr. Archibald’s accrued benefit decreased by $1,149,386, and the present value of Mr. Schiech’s accrued benefit decreased by $23,541.
(3)	Includes $38,250 in contributions by Black & Decker to the Supplemental Retirement Savings Plan, $164,217 in tax reimbursement payments, and $411,671 of perquisites and other personal benefits. The perquisites and other personal benefits include personal use of Black & Decker’s aircraft at an approximate cost to Black & Decker of $277,975 and the personal use of a Black & Decker automobile at an approximate cost to Black & Decker of $63,089. Other perquisites and personal benefits include a car allowance, reimbursement for financial and tax counseling, reimbursement for club dues, the personal use of tickets to athletic and other entertainment events, and maintenance of a home security system.
(4)	Includes $13,070 in contributions by Black & Decker to the Supplemental Retirement Savings Plan, $12,000 in tax reimbursement payments, $19,339 in life insurance premiums paid by Black & Decker, and $53,752 of perquisites and other personal benefits. The perquisites and personal benefits include a car allowance and repairs, personal use of Black & Decker’s aircraft, reimbursement for financial and tax counseling, the personal use of tickets to athletic and other entertainment events, and the reimbursement of club dues.
(5)	Includes $32,619 of perquisites and other personal benefits. The perquisites and personal benefits include a car allowance and repairs, reimbursement for financial and tax counseling, the personal use of tickets to athletic and other entertainment events, the reimbursement of club dues, and maintenance of a home security system.
(6)	Includes $10,581 in life insurance premiums and $49,946 of perquisites and other personal benefits. The perquisites and personal benefits include a car allowance, reimbursement for financial and tax counseling, the personal use of tickets to athletic and other entertainment events, and the reimbursement of club dues.
(7)	Includes $11,912 in life insurance premiums paid by Black & Decker and $46,962 of perquisites and other personal benefits. The perquisites and personal benefits include a car allowance and repairs, reimbursement for financial and tax counseling, the personal use of tickets to athletic and other entertainment events, and the reimbursement of club dues.

GRANTS OF PLAN-BASED AWARDS

The following table shows information about awards made under various compensation plans during 2007:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Nolan D. Archibald	2/7/2007	$1,050,000	$1,500,000	$3,000,000
	4/18/2007	262,500	375,000	750,000
	4/18/2007				59,000			$5,213,830
	4/18/2007					150,000	$88.37	3,442,500

Michael D. Mangan	2/7/2007	358,400	512,000	1,024,000
	4/17/2007				13,000			1,148,810
	4/17/2007					33,000	88.37	757,350

Charles E. Fenton	2/7/2007	274,400	392,000	784,000
	4/18/2007				8,000			706,960
	4/18/2007					23,000	88.37	527,850

John W. Schiech	2/7/2007	227,850	325,500	651,000
	4/18/2007				8,500			751,145
	4/18/2007					25,000	88.37	573,750

Paul F. McBride	2/7/2007	155,750	222,500	445,000
	4/18/2007				4,500			397,665
	4/18/2007					15,000	88.37	344,250

(1)	Represents awards under the executive annual incentive plan to the named executive officers in February 2007 and, with respect to Mr. Archibald, the 2007 Incentive in April 2007. The actual amounts received by the named executive officers under the executive annual incentive plan and, in the case of Mr. Archibald, the 2007 Incentive are set forth in the Summary Compensation Table.
(2)	Represents awards of restricted stock, which vest upon the completion of four years of full-time employment, granted to the named executive officers in April 2007 under the restricted stock plan. Holders of restricted shares are entitled to receive any dividends paid on those shares. Each award is subject to a restricted share agreement that provides for forfeiture in certain events, such as voluntary termination of employment, and full vesting upon certain events, including a change in control of Black & Decker.
(3)	Represents awards of stock options granted to the named executive officers in April 2007 under the stock option plan. The grant date was the same date the Compensation Committee took action to grant these awards. The stock options become exercisable in four equal annual installments beginning 12 months after the date of grant and remain exercisable for ten years from the date of grant.
(4)	Represents the closing sale price per share as reported on the New York Stock Exchange on the date of grant.

As discussed in the Compensation Discussion and Analysis, the Board of Directors adopted the 2008 Long-Term Plan in February 2008. In order to participate in the 2008 Long-Term Plan, an executive officer had to surrender the performance shares awarded to him or her under the PEP for the performance period ending December 31, 2008, that were granted to him in February 2007. Each of the named executive officers elected to surrender those performance shares, and, accordingly, the grants of those performance shares are not included in the preceding table.

Perquisites    Black & Decker provided certain perquisites to the named executive officers in 2007 as summarized below:

COMPANY TRANSPORTATION    Black & Decker maintains two airplanes. Prior to Mr. Archibald joining Black & Decker, the Board of Directors adopted a resolution that the chief executive officer avoid the use of commercial airlines and use Black & Decker’s airplanes whenever air travel is appropriate, including personal travel with his family, to reduce the security risks inherent in commercial air travel. The named executive officers other than Mr. Archibald may use Black & Decker’s airplanes for personal use if approved by the chief executive officer. In accordance with a resolution adopted by the Board, Black & Decker reimburses Mr. Archibald for any personal tax liability relating to his personal use of Black & Decker’s airplanes.

The Summary Compensation Table includes the incremental cost to Black & Decker of personal use of Black & Decker’s airplanes. The incremental cost is calculated based on the average variable costs of operating the airplanes. Variable costs include fuel, repairs, travel expenses for the flight crews, and other miscellaneous expenses. The total annual variable costs are divided by the total number of miles each of the airplanes flew in 2007 to determine an average variable cost per mile. Variable costs are determined separately for each airplane. The average variable cost per mile is multiplied by the miles flown for personal use to derive the incremental cost to Black & Decker. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, taxes, rent, depreciation, and insurance.

For security purposes, Black & Decker provides a vehicle and driver to Mr. Archibald. The incremental cost of the car and driver for 2007 set forth in the Summary Compensation Table includes the portion of the annual cost of the car, the driver, and fuel relating to Mr. Archibald’s personal use, including commuting, based on the percentage of personal use during the year. Black & Decker reimburses Mr. Archibald for any personal tax liability relating to the vehicle and driver.

OTHER PERQUISITES    Black & Decker previously provided home security systems for the private residences of its executive officers. Although Black & Decker discontinued this practice, it continues to offer the perquisite to those executive officers who previously received the benefit. As a result, Black & Decker maintains a home security system for Mr. Archibald’s and Mr. Fenton’s residences. Black & Decker provides the following perquisites to each of the named executive officers:

•	annual automobile allowance of $16,200, plus the cost of any necessary repairs and maintenance during the year;

•	reimbursement for financial planning services at a cost not exceeding 5% of an officer’s salary or, in the case of Mr. Archibald, approximately $21,000;

•	reimbursement of income tax preparation at a cost not exceeding 1% of an officer’s salary;

•	reimbursement for the annual dues and periodic assessments related to one country club membership and for the income taxes relating to such reimbursement;

•	personal use of tickets owned by Black & Decker to athletic and other entertainment events; and

•	life insurance coverage of five times salary, decreasing to one time at retirement.

OUTSTANDING AND EXERCISED EQUITY AWARDS

The following table provides information about all equity compensation awards held by the named executive officers at December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
	Exercisable	Unexercisable
Nolan D. Archibald	839,100			$42.7812	4/30/2010
	200,000			29.995	9/20/2011
	225,000			48.33	4/29/2012
	300,000			39.74	4/27/2013
	112,500	37,500	(5)	60.19	4/25/2014
	75,000	75,000	(6)	82.255	4/24/2015
	37,500	112,500	(7)	92.355	4/18/2016
		150,000	(8)	88.37	4/17/2017
						180,250	$12,554,413
								24,593	$1,712,902
Michael D. Mangan	50,000			42.7812	4/30/2010
	22,500			29.995	9/20/2011
	35,000			48.33	4/29/2012
	50,000			39.74	4/27/2013
	18,750	6,250	(5)	60.19	4/25/2014
	12,500	12,500	(6)	82.255	4/24/2015
	7,500	22,500	(7)	92.355	4/18/2016
		33,000	(8)	88.37	4/17/2017
						33,348	2,322,688
								7,717	537,489
Charles E. Fenton	11,250	3,750	(5)	60.19	4/25/2014
	9,000	9,000	(6)	82.255	4/24/2015
	5,000	15,000	(7)	92.355	4/18/2016
		23,000	(8)	88.37	4/17/2017
						21,550	1,500,958
								6,845	476,754
John W. Schiech	86,500			42.7812	4/30/2010
	25,000			29.995	9/20/2011
	20,000			48.33	4/29/2012
	22,000			39.74	4/27/2013
	11,250	3,750	(5)	60.19	4/25/2014
	12,500	12,500	(6)	82.255	4/24/2015
	6,250	18,750	(7)	92.355	4/18/2016
		25,000	(8)	88.37	4/17/2017
						25,810	1,797,667
								5,001	348,320
Paul F. McBride	200,000			54.0625	4/25/2009
	25,000			29.995	9/20/2011
	59,000			48.33	4/29/2012
	45,000			39.74	4/27/2013
	10,500	3,500	(5)	60.19	4/25/2014
	7,000	7,000	(6)	82.255	4/24/2015
	3,500	10,500	(7)	92.355	4/18/2016
		15,000	(8)	88.37	4/17/2017
						14,700	1,023,855
								4,945	344,419

(1)	The following table indicates the dates when the shares of restricted stock held by each of the named executive officers vest and are no longer subject to forfeiture:

	Vesting Date
Name	May 10, 2008	April 25, 2009	April 19, 2010	April 18, 2011
Nolan D. Archibald	16,250	50,000	55,000	59,000
Michael D. Mangan	2,588	7,760	10,000	13,000
Charles E. Fenton	1,550	6,000	6,000	8,000
John W. Schiech	1,550	7,760	8,000	8,500
Paul F. McBride	1,450	4,350	4,400	4,500

(2)	Represents the value of the restricted stock holdings based on a closing price of $69.65 per share on the New York Stock Exchange on December 31, 2007.
(3)	Includes performance shares granted under the PEP for the 2006-2007 and 2007-2008 performance periods that were outstanding on December 31, 2007. None of these performance shares are currently outstanding. As described in the Compensation Discussion and Analysis, the performance of Black & Decker and applicable business units resulted in no distribution of shares to Messrs. Archibald, Fenton, Schiech and McBride and the distribution of 758 shares to Mr. Mangan upon the settlement of performance shares in February 2008. Each of the named executive officers surrendered the performance shares for the 2007-2008 performance period in connection with receiving an award under the 2008 Long-Term Plan.
(4)	Represents the value of the performance shares based on a closing price of $69.65 per share on the New York Stock Exchange on December 31, 2007 assuming that the target performance goal had been achieved.
(5)	These options become exercisable on April 26, 2008.
(6)	These options become exercisable in two equal installments on April 25, 2008 and 2009.
(7)	These options become exercisable in three equal installments on April 19, 2008, 2009, and 2010.
(8)	These options become exercisable in four equal installments on April 18, 2008, 2009, 2010, and 2011.

The following table provides information regarding stock options exercised by the named executive officers, the vesting of shares of restricted stock held by named executive officers, and payouts under the PEP during fiscal year 2007:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Nolan D. Archibald	560,900	$23,739,656	67,944	$6,219,598
Michael D. Mangan	28,500	1,370,763	13,137	1,195,141
Charles E. Fenton	7,500	388,132	9,641	872,425
John W. Schiech	20,000	910,423	6,386	584,878
Paul F. McBride	300,000	11,661,771	8,006	726,651

(1)	Includes the distribution of shares upon the settlement of performance shares granted under the PEP for the performance period ended December 31, 2006, and vesting of restricted shares granted in April 2004. In February 2007, the Compensation Committee determined that Black & Decker had exceeded the performance goal for a maximum payout to Messrs. Archibald, Mangan, Fenton, and McBride. Mr. Schiech received the number of shares of Black & Decker common stock equal to 75% of the performance shares initially granted to him for the performance period, which reflects a maximum award based on Black & Decker’s earnings per share during 2006 and no award based on the performance of the applicable business unit.

POST-EMPLOYMENT COMPENSATION

Pension Benefits    Black & Decker maintains non-contributory, tax-qualified defined benefit plans that cover most officers, including the named executive officers, and salaried employees. Tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. Black & Decker also maintains The Black & Decker Supplemental Executive Retirement Plan (“SERP”) and The Black & Decker Supplemental Pension Plan (the “Supplemental Pension Plan”) for specified executives that authorize payment outside of the tax-qualified plans of annual benefits in excess of amounts permitted to be paid under the tax-qualified plans. Each of the named executive officers participates in the SERP and the Supplemental Pension Plan.

The calculation of benefits under these pension plans is determined by a formula that takes into account the participant’s stated average annual compensation and years of credited service. The amount of the benefit is based on the executive’s base annual salary, award under the annual incentive plan, any other annual bonus, and any salary continuance payments. The amount of compensation used when calculating the benefit is an executive’s highest three-year average of compensation out of the last seven years (or the last seven full calendar years) of employment with Black & Decker measured from each of the following dates: date of employment termination, the end of any salary continuation period, and, if a change in control has occurred, the date of the change in control.

After 15 years of credited service, an executive is entitled to an annual benefit equal to 60% of the executive’s annual compensation in the form of an annuity for the executive’s life upon retirement at the executive’s normal retirement date. For at least ten but less than 15 years of service, the amount of the annual benefit would be 50% of average annual compensation. For at least five but less than ten years of service, the amount of the annual benefit would be 5% of average annual compensation for each year of service. Black & Decker has not granted any extra years of credited service under the pension plans.

The early retirement date under the SERP is age 55. In all cases, if payments start after the participant’s early retirement date but before his normal retirement date, the benefit amount would be reduced by one-twelfth of two percentage points of the participant’s average annual compensation for each full month by which the date the participant begins receiving benefits under the SERP precedes the participant’s normal retirement date. If the participant has less than 10 years of credited service, the benefit amount would be further reduced by one-twelfth of ten percent for each full month by which the date the participant begins receiving benefits precedes the participant’s normal retirement date. This reduction for less than 10 years of credited service, however, would not apply to participants after a change in control occurs. Mr. Fenton is currently eligible for early retirement under the SERP.

Upon a change in control of Black & Decker, a participant will be entitled to the maximum benefit under the SERP, including the spouse’s death benefit, without risk of forfeiture regardless of years of credited service or age. These benefits are payable at the participant’s 55th birthday after termination of employment following a change in control. The amount of the benefit remains subject to the reduction described above if payments commence before the normal retirement date. The amount of compensation used when calculating the participant’s benefits cannot be less than it would have been if the participant had terminated employment on the date of the change in control. Future benefit accruals under the SERP cannot be amended or terminated following a change in control of Black & Decker without the participant’s consent.

In 2005, the Board of Directors amended the SERP and the Supplemental Pension Plan in response to new rules adopted under the American Jobs Creation Act that apply to deferred compensation arrangements. The amendment allowed participants irrevocably to elect by December 31, 2006, to receive their benefits under the SERP and the Supplemental Pension Plan in five equal annual installments if the participant begins receiving benefits before his or her 65th birthday or in the form of a lump sum payment if the participant begins receiving benefits after his or her 65th birthday. Lump sum payments under the SERP and the Supplemental Pension Plan are calculated as an actuarial equivalent based upon a 4.5% discount rate and, for mortality, the 1994 Group Annuity Reserving Table. Each of the named executive officers has elected to receive his benefits under the SERP and the Supplemental Pension Plan in five equal annual installments.

Under the Supplemental Pension Plan and the SERP, if a named executive officer dies while employed, his spouse will receive a death benefit that is the present value of a monthly annuity for the spouse’s life equal to 50% of that officer’s monthly annuity, either payable in five annual installments if the officer dies before age 65, or payable in one lump sum payment if the officer dies on or after age 65. If the named executive officer dies after retiring but before receiving his benefit in one lump sum payment or five annual installment payments, his spouse will receive the lump sum payment or installment payments that are unpaid at the officer’s death.

Any benefits payable under the pension plans are reduced by 100% of the participant’s Social Security benefits and any retirement, disability, death and similar benefits received from Black & Decker or any other employer. Except in the event of a change in control of Black & Decker, all of a participant’s rights and benefits under the SERP will be forfeited if:

•

a participant’s employment with Black & Decker is terminated by reason of (a) fraud, misappropriation or intentional material damage to the property or business of Black & Decker, (b) commission of a felony, or (c) the occurrence of a willful and repeated failure by the participant to perform his duties; or

•	during the 24 months beginning on the participant’s termination date, the participant enters into competition with Black & Decker or uses or discloses confidential information.

The following table reflects the number of years of credited service and the present value of the accumulated benefit under the SERP, the Supplemental Pension Plan, and the tax-qualified plan for each of the named executive officers as of December 31, 2007:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Nolan D. Archibald	SERP	21.25	$20,996,457
	Supplemental Pension Plan		13,511,372
	Pension Plan		604,551

	Total		$35,112,380

Michael D. Mangan	SERP	7.17	$2,140,706
	Supplemental Pension Plan		461,155
	Pension Plan		102,875

	Total		$2,704,736

Charles E. Fenton	SERP	17.67	$5,210,481
	Supplemental Pension Plan		1,759,462
	Pension Plan		444,924

	Total		$7,414,867

John W. Schiech	SERP	24.25	$1,775,260
	Supplemental Pension Plan		878,907
	Pension Plan		335,643

	Total		$2,989,810

Paul F. McBride	SERP	7.67	$2,774,167
	Supplemental Pension Plan		684,672
	Pension Plan		115,362

	Total		$3,574,201

Although the normal retirement age is 65 under the tax-qualified plan and the Supplemental Pension Plan, normal retirement age is 60 with five years service under the SERP. The amount of the present value of accumulated benefit in the Pension Benefits table was calculated using the following assumptions:

•	the executive’s (other than Mr. Archibald) continued employment at his current compensation until his normal retirement date;

•	in the case of Mr. Archibald who has already reached the normal retirement age, as if he had retired effective December 31, 2007;

•	a 6.5% discount rate;

•	no mortality is assumed before retirement, and the RP2000 Combined Healthy table is used after retirement; and

•	the payment of benefits under the SERP and the Supplemental Pension Plan in five equal annual installments.

Nonqualified Deferred Compensation    Black & Decker adopted The Black & Decker Supplemental Retirement Savings Plan (the “Supplemental Savings Plan”) to allow eligible employees an opportunity to defer income that cannot be deferred under any other existing employee benefit plan. Only those designated employees who had a base salary of $100,000 or more in 2006 and are considered highly compensated employees under Black & Decker’s tax-qualified retirement savings plan are eligible to participate in the Supplemental Savings Plan. The responsibility to pay benefits under the Supplemental Savings Plan is an unfunded obligation of Black & Decker.

Under the Supplemental Savings Plan, a participant may defer up to 50% of his annual salary and 100% of any award under the annual incentive plan in addition to any deferrals under the tax-qualified plan. A matching contribution is credited to the participant’s plan account by Black & Decker for deferrals of base pay. Black & Decker matches 50% of the participant’s contributions under the Supplemental Savings Plan and the tax-qualified retirement savings plan up to the first 6% of compensation deferred.

Participants have the option of electing several different investment crediting rates under the Supplemental Savings Plan. These investment crediting rates are substantially similar to the investment options available under the tax-qualified retirement savings plan. Participants can change their investment crediting rate selections daily by contacting the Supplemental Savings Plan administrator. Black & Decker does not consider any of the earnings credited to the compensation deferred under the Supplemental Savings Plan to be above-market or preferential as defined by the SEC.

Participants may elect to receive distributions from the Supplemental Savings Plan either on a date that is at least 12 months after the participant’s termination date or on a fixed payment date that is no earlier than January 1 of the second year following the year to which the compensation deferral relates. If a participant dies before beginning to receive any payments, the participant’s account balance will be paid to the participant’s designated beneficiary or estate. Upon a change in control of Black & Decker, the entire unpaid balance of a participant’s account will be paid in one lump sum.

The following table provides information regarding the accounts of the named executive officers under the Supplemental Savings Plan:

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2007(3)
Nolan D. Archibald	$90,000	$38,250	$858,286	$–0–	$16,737,064
Michael D. Mangan	49,875	13,070	43,967	119,338	1,255,194
Charles E. Fenton	30,300	8,400	107,776	98,919	1,426,808
John W. Schiech	111,562	6,638	187,627	–0–	2,226,093
Paul F. McBride	26,025	6,263	40,565	–0–	892,348

(1)	Includes the following amounts reported in the Salary column of the Summary Compensation Table for each named executive officer:

Name	Amount Reported
Nolan D. Archibald	$90,000
Michael D. Mangan	36,125
Charles E. Fenton	30,300
John W. Schiech	111,562
Paul F. McBride	26,025

(2)	These amounts were reported in the All Other Compensation column of the Summary Compensation Table.
(3)	Includes the following amounts reported as compensation in the Summary Compensation Table in last year’s proxy statement:

Name	Amount Reported
Nolan D. Archibald	$266,169
Michael D. Mangan	96,841
Charles E. Fenton	50,230
John W. Schiech	127,162
Paul F. McBride	41,245

Severance and Other Potential Post-Employment Payments and Benefits    Black & Decker has entered into certain agreements and maintains certain plans that will require Black & Decker to provide compensation to the named executive officers in the event of a termination of employment or a change of control of Black & Decker. These agreements and plans are described below.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER    The terms and conditions of employment of Mr. Archibald are governed by a written employment contract, which was amended and restated in February 2008. Mr. Archibald’s contract currently provides for an annual salary of $1,500,000 and his continued participation in all compensation and benefit plans.

Mr. Archibald’s employment agreement provides for the payment of benefits if Black & Decker terminates his employment without cause or Mr. Archibald terminates his employment for good reason. Under the employment agreement, Mr. Archibald has the right to terminate his employment for good reason upon the occurrence of the following events:

•	failure of Black & Decker to perform its obligations under the employment agreement;

•	assignment to Mr. Archibald of any duties inconsistent with his current status as chairman, president and chief executive officer;

•	upon the occurrence of a change in control, Mr. Archibald is not the chairman, president and chief executive officer of the successor entity;

•	reduction in Mr. Archibald’s annual base salary;

•	failure by Black & Decker to continue any compensation plan in which Mr. Archibald participates; or

•	failure by Black & Decker to continue any material benefit provided to Mr. Archibald.

Upon the termination of Mr. Archibald’s employment by Black & Decker without cause or by Mr. Archibald with good reason, Mr. Archibald would be entitled to the following benefits:

•	Severance payment equal to three times the sum of Mr. Archibald’s annual base salary, the “EAIP Maximum Payment”, and the “LTP Amount”;

•

“EAIP Maximum Payment” means the maximum payment that Mr. Archibald could have received under the executive annual incentive plan, determined as if Mr. Archibald had remained a participant and all performance goals that would have entitled Mr. Archibald to a maximum payment are met or exceeded.

•

“LTP Amount” means an amount equal to 105% of Mr. Archibald’s base salary as such amount is adjusted upward (or downward) proportionately to the extent the closing sale price per share of Black & Decker’s common stock on the trading date immediately preceding the date of Mr. Archibald’s termination of employment exceeds (or is less than) the average daily closing sale price of Black & Decker’s common stock during the first quarter of 2008.

•

Mr. Archibald will fully vest in all outstanding stock options, all of his shares of restricted stock will become fully vested and no longer subject to forfeiture, and he will receive a prorated amount under the 2008 Long-Term Plan as described below;

•	reimbursement of all legal fees and expenses incurred by Mr. Archibald as a result of his termination; and

•

life, disability, accident and health insurance benefits for three years following termination substantially similar to those benefits to which Mr. Archibald was entitled immediately prior to termination.

Upon the occurrence of a change in control, Mr. Archibald will fully vest in all outstanding stock options, all shares of restricted stock previously awarded to Mr. Archibald will become fully vested and no longer subject to forfeiture under the terms of the Restricted Stock Plan, and he will receive an amount under the 2008 Long-Term Plan as described below. In connection with a change in control, Mr. Archibald will be entitled to a gross-up payment if he is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Under the employment agreement, a change in control is deemed to take place whenever: (1) a person, group of persons, or other entity becomes the beneficial owner of securities of Black & Decker having 35% or more of the combined voting power of Black & Decker’s then-outstanding securities; (2) a significant change in the composition of the Board occurs; (3) Black & Decker enters into an agreement that would result in a change in control; or (4) the stockholders of Black & Decker approve certain types of extraordinary transactions.

If Mr. Archibald notifies the Compensation Committee of his expected retirement date, the agreement requires the Compensation Committee to establish a vesting schedule with respect to all subsequent awards of stock options and restricted stock that ensures that those stock options and shares of restricted stock will vest on or before Mr. Archibald’s expected retirement date.

EXECUTIVE SALARY CONTINUANCE PLAN    In addition to the severance benefits agreements discussed below, Black & Decker has an executive salary continuance plan covering some executives, including Messrs. Mangan, Fenton, Schiech, and McBride. If a covered executive is terminated other than for cause, the executive’s compensation and certain benefits will be continued for a specified period of up to two years. The compensation and benefits payable under the executive salary continuance plan will be offset by the compensation and benefits paid or credited to the executive by another employer. Black & Decker will continue to pay the difference between the new compensation and benefits and the executive’s base salary and benefits at the time of termination, if higher, for the remainder of the salary continuance period.

SEVERANCE BENEFITS AGREEMENTS    In 1986, Black & Decker entered into severance benefits agreements that provided for payments to be made to certain key management employees who are terminated following a change in control of Black & Decker. These agreements have been amended and restated from time to time and currently cover 16 employees, including each named executive officer other than Mr. Archibald. The severance benefits agreements expire on December 31, 2013, unless a change in control occurs prior to that date, in which case the agreements expire 36 months after the date of the change in control.

The severance benefits agreements provide for the payment of specified benefits if employment terminates under certain circumstances following a change in control. A change in control is deemed to take place whenever: (1) a person, group of persons, or other entity becomes the beneficial owner of securities of Black & Decker having 35% or more of the combined voting power of Black & Decker’s then-outstanding securities; (2) a significant change in the composition of the Board occurs; (3) Black & Decker enters into an agreement that would result in a change in control; or (4) the stockholders of Black & Decker approve certain types of extraordinary transactions.

The severance benefits agreements provide that each executive will fully vest in all outstanding stock options held by the executive upon the occurrence of a change in control. Upon the occurrence of a change in control, all shares of restricted stock previously awarded to the executive will become fully vested and no longer subject to forfeiture under the terms of the Restricted Stock Plan, and the executive will receive the amount described below under the terms of the 2008 Long-Term Plan.

Circumstances triggering payment of severance benefits under these agreements include: (1) involuntary termination of employment for reasons other than death, disability, or cause; or (2) voluntary termination by the employee in the event of significant changes in the nature of his or her employment, including reductions in compensation and changes in responsibilities and powers. Benefits under the severance benefits agreements generally include:

•	Severance payment equal to three times the sum of the executive’s annual base salary, the “maximum participant award,” and the “LTP Amount.”

•	reimbursement of all legal fees and expenses incurred by the executive as a result of his termination;

•	a gross-up payment if the executive is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; and

•

life, disability, accident and health insurance benefits for three years following termination substantially similar to those benefits to which the executive was entitled immediately prior to termination.

For purposes of the severance benefits agreements, the “maximum participant award” means the maximum payment that the executive could have received under the applicable annual incentive plan, determined as if the executive had remained a participant and all performance goals that would have entitled the executive to a maximum payment are met or exceeded, and “LTP Amount” means an amount equal to, depending on the individual, 60-90% of the executive’s annual base salary, as such amount is adjusted upward (or downward) proportionately to the extent the closing sale price per share of Black & Decker’s common stock on the trading date immediately preceding the date of the executive’s termination of employment exceeds (or is less than) the average daily closing sale price of Black & Decker’s common stock during the first quarter of 2008.

EQUITY COMPENSATION PLANS    Under the terms of the Restricted Stock Plan, all shares of restricted stock held by a participant vest upon a change in control of Black & Decker or the death of the participant. If the participant is age 55 years or older, a prorated amount of the restricted shares vest upon the participant’s retirement based on the amount of time that has elapsed after the grant of those restricted shares until the date of the participant’s retirement.

2008 LONG-TERM PLAN    Under the terms of the 2008 Long-Term Plan, a participant is entitled to a payment of an award in the event of a change in control based on any change in the price of Black & Decker’s common stock when compared to the average closing stock price during the first quarter of 2008 (the “Base Price”). The amount of the payment is the amount of the participant’s award increased or decreased proportionately to the extent the amount per share received by Black & Decker’s stockholders in the change in control, or the closing stock price immediately prior to the change in control, exceeds or is less than the Base Price. If the participant’s employment is involuntarily terminated other than for cause, the participant will receive a prorated amount based on the amount of time that has elapsed since January 1, 2008. The amount of the award will be increased or decreased proportionately to the extent the stock price immediately before the participant’s termination is greater or less than the Base Price.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL    The following tables describe the potential payments upon termination of employment or a change in control of Black & Decker for each of the named executive officers effective on February 1, 2008, in addition to the benefits payable under Black & Decker’s pension plans and the deferred compensation plan, which are described above. On February 1, 2008, the Board adopted the 2008 Long-Term Plan, which materially affected the benefits payable to each of the named executive officers upon termination or a change in control of Black & Decker. These benefits are described above. Upon a change in control, each named executive officer would be entitled to the maximum benefit under the SERP without risk of forfeiture regardless of years credited service or age (but subject to a reduction if payments commence before the normal retirement date). The amounts in the following tables for stock options and restricted stock represent the value of the awards that vest as a result of the termination of the named executive officer’s employment or a change in control. For purposes of valuing the stock options and restricted stock, the amounts below are based on a per share price of $73.09, which was the closing price as reported on the New York Stock Exchange on February 1, 2008. For purposes of estimating payments under the 2008 Long-Term Plan, the amounts in the table assume that the average closing stock price in the first quarter of 2008 and in the fourth quarter of 2010 are the same, resulting in no adjustment to a participant’s award under that plan.

Benefits and Payments upon Termination	Voluntary Termination	Termination without Cause or for Good Reason(1)	Change in Control without Termination	Termination without Cause or for Good Reason after Change in Control(2)	Retirement
Nolan D. Archibald
Severance Payment	$–0–	$20,475,000	$–0–	$20,475,000	$–0–
Stock Options	–0–	483,750	483,750	–0–	–0–
Restricted Stock	–0–	13,174,473	13,174,473	–0–	6,288,366
2008 Long-Term Plan	–0–	133,645	4,725,000	–0–	–0–
Excise Tax Reimbursement	–0–	–0–	–0–	–0–	–0–
Tax Gross Up	–0–	–0–	–0–	–0–	–0–
Benefits	–0–	65,055	–0–	65,055	–0–

Total	$–0–	$34,331,923	$18,383,223	$20,540,055	$6,288,366
Michael D. Mangan
Severance Payment	$–0–	$640,000	$–0–	$6,720,000	$–0–
Stock Options	–0–	–0–	80,625	–0–	–0–
Restricted Stock	–0–	–0–	2,437,405	–0–	1,083,842
2008 Long-Term Plan	–0–	48,876	1,728,000	–0–	–0–
Excise Tax Reimbursement	–0–	–0–	–0–	-0-	–0–
Tax Gross Up	–0–	–0–	–0–	-0-	–0–
Benefits	–0–	86,723	–0–	43,976	–0–

Total	$–0–	$775,599	$4,246,030	$6,763,976	$1,083,842

Benefits and Payments upon Termination	Voluntary Termination	Termination without Cause or for Good Reason(1)	Change in Control without Termination	Termination without Cause or for Good Reason after Change in Control(2)	Retirement
Charles E. Fenton
Severance Payment	$–0–	$1,120,000	$–0–	$5,544,000	$–0–
Stock Options	–0–	–0–	48,375	–0–	–0–
Restricted Stock	–0–	–0–	1,575,090	–0–	721,050
2008 Long-Term Plan	–0–	42,766	1,512,000	–0–	–0–
Excise Tax Reimbursement	–0–	–0–	–0–	–0–	–0–
Tax Gross Up	–0–	–0–	–0–	–0–	–0–
Benefits	–0–	109,235	–0–	30,059	–0–

Total	$–0–	$1,272,001	$3,135,465	$5,574,059	$721,050
John W. Schiech
Severance Payment	$–0–	$465,000	$–0–	$4,394,250	$–0–
Stock Options	–0–	–0–	48,375	–0–	–0–
Restricted Stock	–0–	–0–	1,886,453	–0–	882,719
2008 Long-Term Plan	–0–	29,593	1,046,250	–0–	–0–
Excise Tax Reimbursement	–0–	–0–	–0–	–0–	–0–
Tax Gross Up	–0–	–0–	–0–	–0–	–0–
Benefits	–0–	59,709	–0–	40,634	–0–

Total	$–0–	$554,302	$2,981,078	$4,434,884	$882,719
Paul F. McBride
Severance Payment	$–0–	$890,000	$–0–	$3,671,250	$–0–
Stock Options	–0–	–0–	45,150	–0–	–0–
Restricted Stock	–0–	–0–	1,074,423	–0–	527,829
2008 Long-Term Plan	–0–	28,320	1,001,250	–0–	–0–
Excise Tax Reimbursement	–0–	–0–	–0–	–0–	–0–
Tax Gross Up	–0–	–0–	–0–	–0–	–0–
Benefits	–0–	129,084	–0–	40,253	–0–

Total	$–0–	$1,047,404	$2,120,823	$3,711,503	$527,829

(1)	Mr. Archibald would receive these amounts under the terms of his employment agreement. The other named executive officers would receive these amounts under the executive salary continuance plan. The amounts of compensation and benefits payable under the executive salary continuance plan assume that each participant does not receive any compensation or benefits from another employer.
(2)	These amounts would be payable to the named executive upon the termination of the executive’s employment without cause or for good reason after a change in control in addition to the amounts identified under the heading “Change in Control without Termination.” The amounts of the excise tax reimbursement and tax gross up are calculated assuming the named executive receives the amounts identified under both columns.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Black & Decker’s management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mark H. Willes (Chairman)

George W. Buckley

Benjamin H. Griswold, IV

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed Black & Decker’s audited financial statements for the fiscal year ended December 31, 2007, with management and with Black & Decker’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”). Management is responsible for the preparation of the financial statements and the maintenance of effective internal control over financial reporting and its assessment that Black & Decker maintained effective internal control over financial reporting as of December 31, 2007. E&Y is responsible for performing independent audits of Black & Decker’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with generally accepted auditing standards, and for expressing opinions thereon.

The Audit Committee has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with E&Y its independence, and has considered the compatibility of non-audit services provided by E&Y with its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007, be included in Black & Decker’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

M. Anthony Burns (Chairman)

Barbara L. Bowles

Anthony Luiso

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee must approve in advance all audit and non-audit services provided by Black & Decker’s independent registered public accounting firm. The Audit Committee has engaged E&Y to serve as Black & Decker’s independent registered public accounting firm during 2008 and has approved certain non-audit services to be provided by E&Y. Unless a stockholder directs otherwise, proxies will be voted for the ratification of the selection of E&Y as the independent registered public accounting firm for 2008. If the appointment is not ratified by the stockholders, the Audit Committee will consider the selection of another independent registered public accounting firm for 2008.

A representative of E&Y is expected to be present at the 2008 Annual Meeting of Stockholders. The representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

When pre-approving non-audit services provided by Black & Decker’s independent registered public accounting firm, the Audit Committee determines that the provision of these services is consistent with the basic principles of independence that the auditor cannot: (1) function in the role of management, (2) audit its own work, or (3) serve in an advocacy role for Black & Decker. The Audit Committee also considers the amount of non-audit services previously provided by the independent registered public accounting firm to determine whether the additional non-audit services are compatible with maintaining the firm’s independence. If it is necessary for Black & Decker to engage E&Y to provide certain non-audit services between regularly scheduled meetings of the Audit Committee, the Audit Committee has delegated to the Chairman of the Committee the authority to pre-approve particular non-audit services in categories that the Committee has approved and are compatible with maintaining E&Y’s independence. Decisions made by the Chairman of the Committee will be reported to the Committee at its next regularly scheduled meeting.

Although Black & Decker closely monitors the nature of the services provided by E&Y, it is possible that E&Y will provide non-audit services that were not recognized as non-audit services at the time of engagement. In order to ensure that the independence of E&Y is consistent with the Sarbanes-Oxley Act of 2002 (the “SOA”), the Audit Committee has authorized its Chairman to approve on its behalf any non-audit services rendered by E&Y if: (1) the services are permitted by the SOA, (2) the services were not recognized by Black & Decker at the time of engagement to be non-audit services, (3) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by Black & Decker to E&Y during a fiscal year, (4) the services are promptly brought to the attention of the Audit Committee, and (5) the approval is given prior to the completion of the audit. Black & Decker will disclose in its Proxy Statement the percentage of fees paid to the independent auditor under this procedure. There were no fees paid to E&Y under this procedure during 2007 or 2006.

Audit Fees    The aggregate fees billed and expected to be billed by E&Y for professional services rendered for the audit of Black & Decker’s annual financial statements, the reviews of the financial statements included in Black & Decker’s Quarterly Reports on Form 10-Q, the audit of the effectiveness of internal control over financial reporting, services provided in connection with statutory or regulatory filings, and, for 2006, the audit of management’s assessment of internal control over financial reporting were $6,456,000 for the fiscal year ended December 31, 2007, and $6,895,000 for the fiscal year ended December 31, 2006.

Audit-Related Fees    The aggregate fees billed and expected to be billed by E&Y in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of Black & Decker’s financial statements and not reported under the caption Audit Fees were $456,000 for the fiscal year ended December 31, 2007, and $435,000 for the year ended December 31, 2006. These services included employee benefit plan audits, assistance with debt and regulatory compliance issues, due diligence and accounting consultations related to mergers, acquisitions and dispositions, accounting consultations concerning regulatory reporting, attest services, and assistance with regulatory reports.

Tax Fees    The aggregate fees billed and expected to be billed by E&Y in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $2,688,000 for the fiscal year ended December 31, 2007, which would include $1,074,000 for tax compliance services and $1,614,000 for tax advice and planning services and $2,465,000 for the year ended December 31, 2006, which included $1,130,000 for tax compliance services and $1,335,000 for tax advice and planning services. These services included assistance in the preparation of Black & Decker’s tax returns and expatriate tax returns, assistance with tax audits and appeals, tax advice relating to mergers, acquisitions, dispositions, and employee benefits, requests for rulings or technical advice from taxing authorities, and organization tax structure evaluation and planning.

All Other Fees    The aggregate fees billed and expected to be billed by E&Y for professional services rendered during each of the last two fiscal years other than as stated above under the captions Audit Fees, Audit-Related Fees, and Tax Fees were $ –0– for the year ended December 31, 2007, and $ –0– for the year ended December 31, 2006.

The Audit Committee recommends a vote FOR the ratification of the selection of Ernst & Young LLP.

PROPOSAL TO APPROVE THE BLACK & DECKER 2008 RESTRICTED STOCK PLAN

At its meeting held on February 14, 2008, the Board unanimously adopted a resolution approving The Black & Decker 2008 Restricted Stock Plan (the “2008 Plan”), recommending the plan to the stockholders, and directing that the plan be submitted to the stockholders for their approval at the meeting.

The Board continues to believe that stock-based incentives are important factors in attracting, retaining and rewarding employees and closely aligning their interests with those of Black & Decker stockholders. The ability to offer restricted stock and restricted stock units to officers and key employees of Black & Decker and its subsidiaries enhances Black & Decker’s ability to attract and retain effective and capable employees necessary to the continued growth and success of Black & Decker.

The following is a summary of certain of the provisions of the 2008 Plan and the tax consequences to Black & Decker and employees who receive restricted stock and restricted stock units under that plan. This summary is subject to, and qualified in its entirety by, reference to the text of the 2008 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the Plan    The plan is administered by the Compensation Committee (the “Committee”). No member of the Board who is not also an employee is eligible to participate in the plan.

In April 2004, Black & Decker’s stockholders approved The Black & Decker Corporation 2004 Restricted Stock Plan (the “2004 Plan”). Under the 2004 Plan, 678,291 shares of restricted stock are outstanding, and 208,512 shares are available for future issuance as of February 27, 2008. The number of shares of common stock reserved for issuance under the 2008 Plan is 1,000,000. The Committee may, in its sole discretion, issue restricted stock or restricted stock units as compensation for services rendered or to be rendered to Black & Decker. A restricted stock unit is an award payable in Black & Decker common stock after the award has vested where each restricted stock unit equals one share of common stock.

The Committee determines who receives restricted stock or restricted stock units and the number of shares of common stock subject to a grant. The Committee may subject the restricted stock and restricted stock units to any restrictions it deems appropriate at the time of making the award. The terms and conditions, including those relating to vesting, of restricted stock and restricted stock units will be determined by the Committee and set forth in a written agreement executed by Black & Decker and the employee. Generally, restricted stock and restricted stock units will vest upon the completion of a term of employment with Black & Decker as specified by the Committee. Any outstanding shares of restricted stock and restricted stock units will become fully vested and unrestricted upon the occurrence of a Change in Control of the Corporation (as defined in the plan), as specified by the Committee, or upon the death or disability of the recipient while in the employ of Black & Decker or its subsidiaries. If the restrictions fail to lapse as specified in the agreement, the shares of restricted stock or the restricted stock units are canceled and forfeited by the employee.

Any shares surrendered to pay taxes will not be added back to the number of shares available to be issued under the 2008 Plan. All shares of restricted stock or restricted stock units that are cancelled or forfeited will be available for future awards under the 2008 Plan. Restricted stock and restricted stock units may not be granted under the 2008 Plan after April 17, 2018.

The holders of restricted stock will have the same voting, dividend and other rights as Black & Decker’s other stockholders. Restricted stock units are not outstanding shares of common stock and do not entitle the holder to voting rights with respect to the underlying common stock. The holders of restricted stock units will receive payments in the amount equivalent to cash dividends and other distributions as if the holder had been awarded shares of common stock. So long as the shares remain subject to restrictions, the holder of the shares may not sell, transfer, pledge or assign the shares. Holders of restricted stock units may not transfer those units.

The plan is not qualified under Section 401(a) of the Internal Revenue Code (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The plan contains provisions to prevent dilution in the case of stock dividends, stock splits, and changes in the structure of the common stock. The plan may be amended, modified, or discontinued at any time by the Board, except that the Board does not have the power to: (1) revoke or alter the terms of any award of restricted stock or restricted stock units previously granted; (2) increase the number of shares of common stock to be reserved for issuance under the plan; or (3) extend the time awards of restricted stock or restricted stock units may be made under the plan beyond April 17, 2018. Under the NYSE listing standards, any material revision to the plan would require stockholder approval.

Certain Tax Consequences of the Plan    The following discussion of the federal tax consequences of the plan is based on the Code provisions currently in effect, current regulations, and administrative rulings of the IRS. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of options and rights and the tax requirements applicable to residents of countries other than the United States.

An employee will recognize ordinary compensation income in an amount equal to the fair market value of the shares subject to the grant of restricted stock or restricted stock units at the time the restricted stock or restricted stock units ceases to be subject to forfeiture. Dividends and dividend equivalents paid to an employee on the shares of restricted stock or restricted stock units are treated as compensation income of the employee in the year received. The employee’s holding period for long-term capital gains purposes will not begin to run until the stock is unrestricted.

Subject to the limitations on deductibility contained in Section 162(m) of the Code, Black & Decker will receive a deduction for federal income tax purposes equal to the compensation income recognized by the employee.

Vote Required    The approval of the adoption of the 2008 Plan requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total vote cast represents over 50% of Black & Decker’s shares of common stock outstanding. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will have the same effect as votes against the proposal, unless the total votes cast for or against the proposal represent more than 50% of Black & Decker’s shares of common stock outstanding. In that case, abstentions and broker non-votes will not have any effect on the result of the vote.

The Board of Directors recommends a vote FOR the adoption of The Black & Decker 2008 Restricted Stock Plan.

PROPOSAL TO AMEND THE BLACK & DECKER NON-EMPLOYEE DIRECTORS STOCK PLAN

At its meeting held on February 14, 2008, the Board unanimously adopted a resolution approving an amendment to The Black & Decker Non-Employee Directors Stock Plan (the “Directors Stock Plan”), recommending approval of the amendment to the stockholders, and directing that the amendment be submitted to the stockholders for their approval at the meeting. The amendment to the Directors Stock Plan (a) increases the number of shares of common stock reserved for issuance under the plan from 100,000 shares to 250,000 shares and (b) extends the term of the plan beyond the original term as adopted by the stockholders in 1998.

The purpose of the Directors Stock Plan is to promote the long-term growth and financial success of Black & Decker by enabling it to attract, retain, and motivate directors and to align their interests with those of the stockholders by increasing their proprietary interest in Black & Decker. Black & Decker’s stockholders approved the Directors Stock Plan in 1998.

As of February 21, 2008, 37,278 shares of common stock originally reserved for issuance under the Directors Stock Plan have been issued under the plan. In addition, 92,636 phantom shares are being held in deferred compensation accounts for the benefit of non-management directors. Under the terms of the Directors Stock Plan, the phantom shares ultimately will be paid in shares of common stock at the end of the deferral period. If the stockholders do not approve the amendment to increase the number of shares reserved for issuance under the Directors Stock Plan, Black & Decker would be required to settle the phantom shares in cash based on the fair market value of Black & Decker common stock at the end of the deferral period.

Under the original terms of the Directors Stock Plan, shares could not be issued more than ten years after the date of the 1998 Annual Meeting of Stockholders. The proposed amendment would remove this provision, and shares may continue to be issued under the Directors Stock Plan after April 28, 2008. As amended, shares cannot be issued under the Directors Stock Plan after termination of the plan by Black & Decker’s board of directors or after issuance of all the shares of common stock reserved for issuance under the plan.

The following is a summary of the material terms and provisions of Directors Stock Plan, as amended. This summary is subject to, and qualified in its entirety by, reference to the text of the Directors Stock Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Summary of the Directors Stock Plan.    As described on page 9 of this Proxy Statement, non-management directors receive an annual retainer consisting of shares of common stock and cash. The chairman of each committee (other than the Executive Committee) and each member of the Audit Committee receives an additional cash retainer. No separate meeting fees are paid. The annual retainer is paid in a single payment upon the election of non-management directors to the Board. Directors who join the Board between annual meetings will be paid a pro rata amount of the retainer based on the number of months that the director will serve until the next annual meeting of stockholders, commencing with the month in which the director first attends a Board meeting.

Under the Directors Stock Plan, directors may elect to receive the cash portion of their retainer in shares of common stock based on the value of the common stock on the date the retainer otherwise is payable, and also may elect to defer receipt of all or part of the cash portion of the retainer and all or part of the stock portion of the retainer. Amounts deferred under the plan will be credited in equivalent “phantom shares” of Black & Decker common stock, which will be increased from time to time with an amount equal to dividends that would have been received had the phantom shares actually been issued, with such dividends being deemed to be reinvested in shares of common stock. A director who elects to defer all or any part of the cash portion of the annual retainer in the form of phantom shares will be credited with shares of common stock having a fair market value equal to 120% of the amount of cash deferred.

The aggregate number of shares of common stock that may be issued under the plan may not exceed 250,000. The number of shares will be appropriately adjusted by the Board if common stock is affected by a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of Black & Decker’s assets.

Certain Tax Consequences of the Directors Stock Plan.    The following discussion of the federal tax consequences of the Directors Stock Plan is based on the Code provisions currently in effect, current regulations, and administrative rulings of the IRS. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state tax laws. It is not intended to be a complete discussion of all the United States income tax consequences of the plan or of all of the requirements that must be satisfied to qualify for the tax treatment described. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon individual personal circumstances and the tax requirements applicable to residents of countries other than the United States.

Directors who do not elect to defer receipt of all or part of their retainer fees under the plan will recognize income upon the grant of shares of common stock and the payment of cash fees under the plan. This compensation will be taxable as ordinary income and will be equal to any cash received plus the fair market value of the common stock received. This income will constitute “personal service income” for purposes of federal income taxes.

Directors who defer receipt of all or part of the shares of common stock or all or part of the cash payable as retainer fees under the plan will not recognize income at the time of the deferral. Instead, these directors will recognize income when the “phantom shares” of common stock are actually issued to them at the end of the deferral period. At that time, these directors will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of common stock issued plus cash received, if any. This income also will constitute “personal service income” for purposes of federal income taxes.

Vote Required.    The approval of the amendment to the Directors Stock Plan requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total vote cast represents over 50% of Black & Decker’s shares of common stock outstanding. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will have the same effect as votes against the proposal, unless the total votes cast for or against the proposal represent more than 50% of Black & Decker’s shares of common stock outstanding. In that case, abstentions and broker non-votes will not have any effect on the result of the vote.

The Board of Directors recommends a vote FOR adoption of the amendment to The Black & Decker Non-Employee Director Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007, with respect to shares of Black & Decker’s common stock that may be issued under equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under plans (excluding securities listed in the first column)
Equity compensation plans approved by security holders:
1. Stock option plans for employees	5,265,030	(1)	$61.43	1,667,661
2. Directors Stock Option Plan	52,708		$46.89	None	(2)
3. Performance Equity Plan	83,495	(3)	N/A	1,062,477
4. Directors Stock Plan	92,636	(4)	N/A	–0–	(5)
5. Restricted Stock Plan	N/A		N/A	206,352
Equity compensation plans not approved by security holders	None		N/A	None

(1)	The weighted average remaining contractual term for these options is 5.6 years.
(2)	In August 2002, Black & Decker discontinued granting stock options under the Directors Stock Option Plan.
(3)	Represents performance units granted under the PEP that are equivalent to shares of common stock and are payable upon the achievement of performance-based goals established by the Compensation Committee. None of these performance units are currently outstanding.
(4)	Represents phantom shares held in deferred compensation accounts for the benefit of non-management directors under the Directors Stock Plan. The phantom shares ultimately will be paid in shares of common stock at the end of the deferral period selected by the directors.
(5)	The Directors Stock Plan has 62,722 shares available for issuance without taking into account the phantom shares. Black & Decker must increase the amount authorized for issuance under the Directors Stock Plan before the settlement of phantom shares or settle the phantom shares in cash based on the fair market value of Black & Decker’s common stock.

STOCKHOLDER PROPOSAL

The following stockholder proposal was submitted under Rule 14a-8 of the Securities Exchange Act. The approval of the stockholder proposal requires the affirmative vote of a majority of votes cast at the meeting, provided the holders of a majority of the outstanding shares of stock are present in person or by proxy at the meeting. Abstentions and broker non-votes will not be treated as votes cast at the meeting and will not affect the result of the vote.

STOCKHOLDER PROPOSAL

This proposal was submitted by the United Brotherhood of Carpenters and Joiners of America, 101 Constitution Avenue, N.W., Washington, D.C. 20001, beneficial owner of 1,059 shares of common stock:

Be it Resolved:    That the shareholders of The Black & Decker Corporation (“Company”) hereby urge that the Board of Director’s executive compensation committee establish a policy limiting the benefits provided under the Company’s supplemental executive retirement plan

(“SERP Policy”). The SERP Policy should provide for the following: (1) a limitation of covered compensation to a senior executive’s annual salary, and (2) the exclusion of all incentive or bonus pay from inclusion in the plan’s definition of covered compensation used to establish benefits. The SERP Policy should be implemented in a manner so as not to interfere with existing contractual rights of any supplemental plan participant.

Supporting Statement:    We believe that one of the most troubling aspects of the sharp rise in executive compensation is the excessive pension benefits provided to senior corporate executives through the use of supplemental executive retirement plans (“SERPs”). Our Company has established a SERP, The Black & Decker Supplemental Executive Retirement Plan and The Black & Decker Supplemental Pension Plan. The supplemental pension plans provide the Company’s chief executive officer (“CEO”) and other senior executives retirement benefits far greater than those permitted under the Company’s tax-qualified pension plan. Our proposal seeks to limit excessive pension benefits by limiting the type of compensation used to calculate pension benefits under the SERP plan(s).

At present, U.S. tax law maintains a $230,000 limit on the level of compensation used to determine a participant’s retirement benefit under a tax-qualified pension plan. Our Company has established a SERP as a complement to its tax-qualified plan in order to provide senior executives increased retirement benefits. This is accomplished by raising the level of compensation used in the pension formula to calculate retirement benefits. The SERP establishes a higher compensation level on which to calculate senior executives’ pension benefits by including the executive’s full salary and annual bonus in the compensation figure. The Company’s 2007 proxy statement indicates that the combined salary and bonus figure was $1,523,077 for the CEO, approximately 6.7 times the $230,000 compensation limit in the Company’s tax-qualified pension plan.

Our position is that the inclusion of an executive’s annual bonus along with his or her full salary in the pension calculation is overly generous and unjustifiable. The only type of compensation used in the SERP for establishing the level of additional pension benefits should be an executive’s annual salary. No variable incentive pay should be included in a senior executive’s pension calculation under the SERP. The inclusion of annual bonus or incentive payments in determining increased pension benefits can dramatically increase the pension benefit afforded senior executives and has the additional undesirable effect of converting one-time incentive compensation into guaranteed lifetime pension income.

The proposal’s limitation on the type of compensation that can be considered in determining senior executives’ retirement benefits to only the executive’s salary is a necessary and reasonable restriction on the excessiveness of supplemental retirement benefits. We urge your support for this important executive compensation reform.

BLACK & DECKER’S STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

The Board of Directors believes that the different compensation plans and other elements comprising Black & Decker’s compensation program have been carefully designed to achieve the objectives described in the Compensation Discussion and Analysis and have been successful in achieving those objectives. Implementing this proposal would not be in the best interest of stockholders because it would significantly reduce Black & Decker’s ability to attract highly qualified executives, not result in significant savings to Black & Decker, and be inconsistent with Black & Decker’s pay-for-performance philosophy.

The Board of Directors believes retirement benefits are a critical component of an employee’s overall compensation at Black & Decker. Many participants in the retirement plans have vested in their current benefits under those plans, and Black & Decker may not reduce those benefits by excluding annual bonuses from the calculation of plan benefits without the participant’s consent. For those participants who are not yet vested, Black & Decker would need to provide additional compensation or benefits in order to honor its commitments to these participants if benefits are reduced. As a result, the Board of Directors believes that implementation of the proposal would not result in significant savings to Black & Decker and only would affect the compensation packages of new employees.

Implementation of the proposal would negatively affect Black & Decker’s ability to recruit top caliber leadership. A majority of the peer group companies identified on page 18 of this proxy statement and of general manufacturing companies with revenue of $3 billion to $10 billion include cash incentive compensation in the calculation of benefits provided under supplemental retirement plans that benefit a broad group of employees. As a result, implementation of the proposal would reduce retirement benefits for new employees and could place Black & Decker at a significant competitive disadvantage in its efforts to attract top executive talent.

As described in the Compensation Discussion and Analysis, the Compensation Committee oversees an executive compensation program designed to reflect Black & Decker’s pay-for-performance philosophy. A policy that would limit executives’ retirement benefits solely to a percentage of base salary, rather than including annual incentive compensation based on Black & Decker’s performance, would be inconsistent with Black & Decker’s pay-for-performance philosophy. Excluding annual incentive compensation under the supplemental retirement plans also would be inconsistent with the design of The Black & Decker Pension Plan, a broad-based, qualified retirement plan. The overall retirement program, consisting of tax-qualified and supplemental plans, is designed to base benefits on the same compensation formula, which is base pay plus any other annual cash compensation received by hourly and salaried employees. None of the plans that comprise the retirement program base retirement benefits on any portion of long-term compensation.

In addition, contrary to the proponent’s assertions, the supplemental retirement plans do not convert “one-time incentive compensation into guaranteed lifetime pension income.” Rather, the amount of compensation used when calculating retirement benefits under the plans is an executive’s highest three-year average of compensation out of the last seven years of employment with Black & Decker.

In a highly competitive environment, if Black & Decker decreases executive compensation by excluding performance-based annual cash bonuses from retirement benefit calculations without providing alternative compensation benefits, it risks adverse consequences in the quality of Black & Decker’s management. Black & Decker’s total shareholder return has exceeded that of the S&P 500 over the ten- and fifteen-year periods ended December 31, 2007. The Board of Directors believes that Black & Decker’s executive compensation program, which includes annual pay-for-performance bonuses in retirement benefit calculations, is appropriately designed to encourage continuing outstanding performance and, accordingly, stockholders should vote against approval of the proposal.

The Board of Directors recommends a vote AGAINST the Stockholder Proposal.

STOCKHOLDER PROPOSALS AND OTHER BUSINESS TO BE CONSIDERED AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

It is expected that the 2009 Annual Meeting of Stockholders will be held on April 16, 2009. In order to be considered for inclusion in the Proxy Statement for that meeting, stockholder proposals must be submitted in writing, must be received on or before November 11, 2008, and must include the full and correct name and address of the stockholder making the proposal and the number of shares of common stock owned. If the shares are not registered in the stockholder’s name but are beneficially owned, proof of ownership must be submitted with the proposal. In addition, the stockholder must state in writing his or her intention to appear personally or by proxy at the meeting to present the proposal.

Stockholders desiring to bring business before the 2009 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Corporate Secretary at the principal office of Black & Decker after December 27, 2008, and before January 16, 2009. The written notice must comply with the provisions of Black & Decker’s bylaws summarized below under the heading Other Matters.

OTHER MATTERS

Management does not know of any other matters that will properly come before the 2008 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, or if any of the persons named as nominees for election as directors should decline or be unable to serve as a director, the persons named as Proxies are authorized to vote the shares as they see fit and will act according to their best judgment.

The bylaws provide that, to be properly brought before the meeting, business must be:

•	specified in the notice of meeting (or any supplemental notice) given by or at the direction of the Board;

•	otherwise properly brought before the meeting by or at the direction of the Board; or

•	otherwise properly brought before the meeting by a stockholder.

In addition to any other applicable requirements, the stockholder must have given written notice that is received by the Corporate Secretary at the principal executive office of Black & Decker not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days’ notice or prior public disclosure of the date of the meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder’s notice must include:

•	a brief description of each matter of business to be brought before the meeting and the reasons for conducting the business at the meeting;

•	any material interest of the stockholder in the business;

•	the name and address of the stockholder proposing the business; and

•	the number of shares of common stock beneficially owned by the stockholder.

No stockholders submitted written notice to Black & Decker that they intended to bring business before the 2008 Annual Meeting of Stockholders in compliance with the preceding paragraph. As a result, only the business described in the attached Notice of Annual Meeting of Stockholders and any other business brought forth by or at the direction of the Board will be considered at the meeting.

No business shall be conducted at the meeting except as described above. If the chairman of the meeting determines that any business was not properly brought before the meeting, the chairman will announce this at the meeting and the business will not be conducted.

March 11, 2008

Towson, Maryland

Exhibit A

THE BLACK & DECKER 2008 RESTRICTED STOCK PLAN

1. Purpose

The purpose of The Black & Decker 2008 Restricted Stock Plan is to secure, attract and retain executives and key employees of The Black & Decker Corporation and its Subsidiaries, to motivate those employees to put forth maximum efforts for the long-term success of the business, to encourage ownership of the Corporation’s stock by them, and to further align the interests of executives and key employees with those of the Corporation’s stockholders.

2. Definitions

The following terms wherever used herein shall have the meanings set forth below.

(a) The term “Award” shall mean an award of Restricted Stock or Restricted Stock Units under the Plan.

(b) The term “Award Agreement” shall mean an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) The term “Board” shall mean the Board of Directors of the Corporation.

(d) The term “Change in Control of the Corporation” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (1) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities; (2) during any period of two consecutive years, individuals who at the beginning of that period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (1) or (4) of this Section 2(d)) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board; (3) the Corporation enters into an agreement the consummation of which would result in the occurrence of a Change in Control of the Corporation; or (4) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation or entity, other than a merger, share exchange or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or the surviving entity outstanding immediately after the merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets.

(e) The term “Committee” shall mean the Compensation Committee of the Board.

(f) The term “Common Stock” shall mean shares of common stock, par value $.50 per share, of the Corporation.

(g) The term “Corporation” shall mean The Black & Decker Corporation.

(h) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) The term “Participant” shall mean a person to whom an Award is granted pursuant to the Plan.

(j) The term “Plan” shall mean The Black & Decker 2008 Restricted Stock Plan, as the same may be amended from time to time.

(k) The term “Restricted Stock” shall mean shares of Common Stock awarded under the Plan that are subject to a substantial risk of forfeiture or other restrictions as determined by the Committee.

(l) The term “Restricted Stock Unit” shall mean an Award payable in shares of Common Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit of each Restricted Stock Unit equals one share of Common Stock on the date of grant. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to voting or other rights with respect to Common Stock.

(m) The term “Subsidiary” shall mean any domestic or foreign entity, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Corporation.

3. Effective Date of the Plan

This Plan shall become effective upon stockholder approval at the 2008 Annual Meeting of Stockholders, provided that the Committee may make Awards pursuant to the Plan prior to such stockholder approval if such Awards by their terms are contingent upon subsequent stockholder approval of the Plan.

4. Administration

(a) The Plan shall be administered by the Committee.

(b) The Committee may establish, from time to time and at any time, subject to the limitations of the Plan, such rules and regulations and amendments and supplements thereto as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan.

(c) Awards shall be granted by the Corporation and shall become effective only after prior approval of the Committee and upon the execution of an Award Agreement between the Corporation and the recipient of the Award.

(d) All Awards under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligation to be satisfied through cash payments, through the surrender of shares of Common Stock that the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

(e) The Committee’s interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final and binding on all persons.

(f) Notwithstanding any other provisions of the Plan, the Corporation shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of any benefit under the Plan unless such delivery or distribution would comply with all applicable laws and regulations, including without limitation the Exchange Act and the requirements of the New York Stock Exchange.

5. Participation in the Plan

(a) Participation in the Plan shall be limited to the executives and employees of the Corporation who shall be designated by the Committee.

(b) No member of the Board who is not also an employee of the Corporation shall be eligible to participate in the Plan

6. Stock Subject to the Plan

(a) The amount of Common Stock available for Awards under the Plan shall be 1,000,000 shares. Any shares of Common Stock surrendered to pay taxes in accordance with Section 4(d) of the Plan shall not be available for an Award under the Plan. If for any reason shares of Common Stock as to which an Award has been made are cancelled or forfeited, then such shares of Common Stock again shall be available for an Award under the Plan.

(b) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate in the number and kind of shares reserved for Awards and in the number and kind price of shares covered by outstanding Awards. Any adjustments made by the Committee shall be final, binding and conclusive.

7. Terms and Conditions of Restricted Stock and Restricted Stock Unit Awards

(a) Each Award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Corporation in such form as the Committee may approve, which agreement shall be subject to the terms and conditions of the Plan and shall contain such terms and conditions as the Committee shall prescribe.

(b) Restricted Stock and Restricted Stock Units may be awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, past services or future services. Unless otherwise specified by the Committee in the Award Agreement, the consideration for the Restricted Stock or Restricted Stock Units shall be the continuation of the Participant as an employee of the Corporation or its Subsidiaries for the duration of the restricted period.

(c) Each award of Restricted Stock or Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. During any restricted period, the Participant shall not be permitted to sell, transfer, pledge or assign any Restricted Stock or Restricted Stock Units awarded under this Plan. Notwithstanding the foregoing, each Award Agreement shall provide that all Restricted Stock and Restricted Stock Units subject to the Award Agreement shall become fully vested in the event that a Change in Control of the Corporation occurs or the Participant dies or becomes totally disabled while in the employ of the Corporation or its Subsidiaries.

(d) Except as provided in Section 7(c) of the Plan, the holder of Restricted Stock shall have the same voting, dividend, and other rights with respect to Restricted Stock as a holder of unrestricted shares of the Corporation has with respect to those shares. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle the holder thereof to voting rights with respect to the underlying shares of Common Stock. Unless the Award Agreement otherwise provides, holders of Restricted Stock Units are entitled to receive payments in the amount equivalent to cash dividends or other distributions when and if such dividends or other distributions are paid as if such holder had been awarded shares of Common Stock.

8. Cancellation and Rescission of Awards

Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any outstanding Awards at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, the Participant voluntarily terminates employment by the Corporation without the Committee’s approval, or the Participant engages in any conduct or act determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Corporation.

9. Amendments and Discontinuance of the Plan; Modification of Awards

The Board shall have the right at any time and from time to time to amend, modify, or discontinue the Plan; provided, however, that, no such amendment, modification, or discontinuance of the Plan shall (a) be effective unless approved by the stockholders of the Corporation to the extent stockholder approval is necessary to satisfy the requirement of the New York Stock Exchange, (b) revoke or alter the terms of any Award previously granted under the Plan, or (c) extend the time Awards may be made under the Plan beyond May 1, 2018.

10. Plan Subject to Governmental Laws and Regulations

The Plan and the terms of Awards shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

11. Exclusion From Retirement and Fringe Benefit Computation

No portion of any Award under this Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (a) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (b) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, disability and severance programs, or (c) any form of extraordinary pay including but not limited to bonuses, sick pay, vacation pay, termination indemnities or the like.

12. Non-Guarantee of Employment

Nothing in the Plan or in any Award granted pursuant to the Plan shall be construed as a contract of employment between the Corporation or any Subsidiary, and the selection of any person as a Participant in the Plan will not give that person the right to continue in the employ of the Corporation or any Subsidiary, the right to continue to provide services to the Corporation or any Subsidiary or as a limitation of the right of the Corporation or any Subsidiary to discharge any Participant or any other person at any time.

13. Liability Limited; Indemnification

(a) To the maximum extent permitted by Maryland law, neither the Corporation, the Board, the Committee, nor any member of the Board or the Committee, shall be liable for any action or determination made with respect to this Plan.

(b) In addition to such other rights of indemnification that they may have, the members of the Board and the Committee shall be indemnified by the Corporation to the maximum extent permitted by Maryland law against any and all liabilities and expenses incurred in connection with their service in such capacity.

14. Miscellaneous

(a) The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(b) This Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflict of laws of any jurisdiction.

(c) All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the Participant at the most recent address contained in the records of the Corporation or to the Corporation at its principal office at 701 East Joppa Road, Towson, Maryland 21286.

Exhibit B

THE BLACK & DECKER NON-EMPLOYEE DIRECTORS STOCK PLAN

1. Purpose of the Plan.    Under this Non-Employee Directors Stock Plan of The Black & Decker Corporation, a Maryland corporation (the “Company”), shares of the Company’s Common Stock, par value $.50 per share (“Common Stock”), will be issued to participants in partial compensation for their service as directors of the Company. This Plan is designed to promote the long-term growth and financial success of the Company by enabling the Company to attract, retain and motivate directors by providing for or increasing their proprietary interest in the Company and by aligning the economic interests of directors with those of the Company’s stockholders.

2. Definitions.    For purposes of this Plan:

(a) The term “Board” shall mean the Company’s Board of Directors.

(b) The term “Fair Market Value” shall mean as of any date, and unless the Committee shall specify otherwise, the closing sale price per share of Common Stock as finally reported in the New York Stock Exchange Composite Transactions for the New York Stock Exchange or if shares of Common Stock are not sold on such date, the closing sale price per share of Common Stock as finally reported in the New York Stock Exchange Composite Transactions for the New York Stock Exchange for the most recent prior date on which shares of Common Stock were sold.

(c) The term “Participant” shall mean any person who on a Payment Date is a member of the Board of Directors of the Company and is not a full-time employee of the Company or a subsidiary of the Company. For purposes of this Section 2(c), unless the Board provides otherwise, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

(d) The term “Payment Date” shall mean the date on which each directors’ retainer fees are paid by the Company. Unless the Board specifies otherwise, the Payment Date shall be the date of the Annual Meeting of Stockholders of the Company.

(e) The term “Plan” shall mean The Black & Decker Non-Employee Directors Stock Plan, as approved by the Board on February 12, 1998, and adopted by the stockholders at the 1998 Annual Meeting of Stockholders, as the same may be amended from time to time.

(f) The term “Shares” shall mean shares of Common Stock granted under this Plan.

3. Effective Date.    The effective date of this Plan (the “Effective Date”) is April 28, 1998. The amendment and restatement of this Plan shall be effective at the 2008 Annual Meeting of Stockholders. Shares may not be issued under this Plan after termination of this Plan by the Board or after issuance of all of the Shares authorized for issuance under this Plan, whichever is earlier.

4. Plan Operation.    This Plan is intended to operate in a manner that meets the requirements of a formula plan under Rule 16b-3 (or its successor) adopted under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”). Accordingly, this Plan is intended to be self-governing and requires no discretionary action by any administrative body with regard to any transaction under this Plan. Subject to the foregoing, this Plan shall be administered by the Corporate Governance Committee of the Board (the “Committee”), and all decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all current, future and former Participants. The Committee may delegate to one or more of its members or to any person or persons such ministerial duties as it may deem advisable.

To the extent any provision of this Plan or action taken hereunder fails to so operate under Rule 16b-3, such provision or action shall be deemed null and void and shall be conformed so as to so operate, to the extent permitted by law and deemed advisable by the Board.

5. Stock Subject to Plan.    The maximum number of Shares that may be issued hereunder shall be 250,000, subject to adjustments under Section 6.

6. Adjustments.    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then unless the terms of such transaction shall provide otherwise, the Board shall make an appropriate adjustment in the number and/or type of shares or securities that may thereafter be issued under this Plan.

7. Stock Grants.    Commencing on the Effective Date, and on each Payment Date thereafter during the term of this Plan, each Participant shall be granted a number of Shares as specified by the Board to be paid in Shares. In addition, a Participant may elect to receive all or any portion of the directors’ annual retainer specified by the Board to be paid in cash in Shares under this Plan. If on any date upon which Shares are to be granted or issued under this Plan the number of Shares remaining available under this Plan is less than the number of Shares required for all grants to be made on such date, then any election to receive all or any portion of the cash portion of the directors’ annual retainer in Shares shall be void, and a proportionate amount of such available number of Shares shall be granted to each Participant, and in lieu of the Shares that otherwise would be issuable, the Participants shall be paid an amount in cash equal to (a) the difference between the portion of the directors’ annual retainer to be paid in Shares less the number of Shares then issued to the Participant, multiplied by (b) the Fair Market Value on that date.

8. Deferral of Shares.    A Participant may elect to defer receipt of all or any portion of the directors’ annual retainer under this Plan under and in accordance with rules established for this purpose under the Deferred Compensation Plan for Non-Employee Directors. This deferral shall be denominated in Common Stock as if the Participant had elected to receive such portion of the directors’ annual retainer in Shares, and thereafter such deferral shall be valued in Common Stock. This deferral shall be increased by the value of any dividends declared with respect to Common Stock, which value shall be deemed to be reinvested in Common Stock, based on the Fair Market Value on the record date for such dividends. The aggregate number of shares of Common Stock accumulated on behalf of the Participant under this Plan shall be paid to the Participant in Shares under this Plan in accordance with the election made by the Participant under rules established for this purpose under the Deferred Compensation Plan for Non-Employee Directors. Notwithstanding the foregoing, in the event that the deemed reinvestment of any dividends in Common Stock would cause the Company to exceed the maximum number of Shares that may be issued under this Plan, the Common Stock attributable to such dividends shall be paid to the Participant in cash based on the Fair Market Value on the date the Participant’s deferral otherwise is paid.

B-2

9. Amendment and Termination.    The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive any Participant, without his or her consent, of any Shares theretofore issued under this Plan, or deferred under this Plan, and provided further that the provisions of this Plan designating persons eligible to participate in this Plan and specifying the retainer amounts payable to Participants hereunder and the amount and timing of grants under this Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, unless such restriction on amendments to this Plan is not necessary in order for the transactions contemplated by this Plan to be exempt under Rule 16b-3 of the Exchange Act.

10. Taxes.    The Board may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that it determines are necessary or appropriate in connection with any issuance of Shares under this Plan, and a Participant’s rights in any Shares are subject to satisfaction of such conditions. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any Shares granted hereunder.

11. Compliance with Law.    Shares shall not be issued under this Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

12. Governing Law; Miscellaneous.    This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Maryland and applicable federal law. Neither this Plan nor any action taken pursuant thereto shall be construed as giving any Participant any right to be retained in the service of the Company or nominated for reelection to the Board.

B-3

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting of Stockholders

April 17, 2008

The Black & Decker Corporation

701 East Joppa Road

Towson, Maryland 21286

HAVE YOU MOVED?

The Black & Decker Corporation

Mail Stop TW266

701 East Joppa Road

Towson, Maryland 21286

Please change my address on the books of The Black & Decker Corporation.

Name of Owner:	Account #:
(Print name exactly as it appears on stock certificate)

From (Old Address):

To (New Address):

Street Address                            City or Town            State        Zip Code

Date:                                         Signature:

Owner should sign name exactly as it appears on stock certificate.

If this form is signed by a representative, evidence of authority should be supplied.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR:

FOR ALL (except as indicated below) WITHHELD FOR ALL

1. Election of all Directors

Nominees:

01 Nolan D. Archibald

02 Norman R. Augustine

03 Barbara L. Bowles

04 George W. Buckley

05 M. Anthony Burns

06 Kim B. Clark

07 Manuel A. Fernandez

08 Benjamin H. Griswold, IV

09 Anthony Luiso

10 Robert L. Ryan

11 Mark H. Willes

Withheld of the nominees you list below: (Write that nominee’s name in the space provided below.)

2. Ratification of Ernst & Young LLP as Black & Decker’s independent registered public accounting firm for 2008.

FOR AGAINST ABSTAIN

3. Approval of The Black & Decker 2008 Restricted Stock Plan.

FOR AGAINST ABSTAIN

4. Approval of an amendment to The Black & Decker Non-Employee Directors Stock Plan.

FOR AGAINST ABSTAIN

The Board of Directors recommends a vote AGAINST:

5. Stockholder proposal.

FOR AGAINST ABSTAIN

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/bdk

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the proxy materials, including the Annual Report, online at: http://www.bdk.com/2008annualmeeting

THE BLACK & DECKER CORPORATION

701 East Joppa Road, Towson, Maryland 21286 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Nolan D. Archibald, Manuel A. Fernandez, and Mark H. Willes, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of common stock of The Black & Decker Corporation that the undersigned could vote if present at the 2008 Annual Meeting of Stockholders to be held April 17, 2008, and any adjournments of the meeting. The undersigned further gives the Proxies authority to vote according to their best judgment on any other matters properly coming before the meeting.

You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors’ recommendations. Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

Continued on the reverse side. Must be signed and dated on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE